                                                               EXHIBIT 4.(a).7

                                    AGREEMENT

                                FOR THE SUPPLY OF

                           TELECOMMUNICATION EQUIPMENT

                                       AND

                                RELATED SERVICES

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
DEFINITIONS                                                                              5

INTERPRETATION                                                                          11

AGREEMENT DOCUMENTS                                                                     12

1.    SCOPE OF AGREEMENT                                                                12

2.    INTENTIONALLY DELETED                                                             12

3.    PURCHASE ORDER PROCEDURE                                                          12

4.    TIME SCHEDULE                                                                     14

5.    FORECAST PROCEDURE                                                                14

6.    PURCHASE ORDER PRICES                                                             14

7.    DELIVERY OF EQUIPMENT AND COMPLETION OF IMPLEMENTATION SERVICES                   14

7A.   ADJUSTMENTS FOR LATE ACHIEVEMENT                                                  16

8.    INSPECTION AND ACCEPTANCE                                                         17

9.    TITLE AND ASSUMPTION OF RISK                                                      20

10.   WARRANTY OF EQUIPMENT AND SERVICES                                                20

11.   PAYMENTS                                                                          24

12.   TAXES, DUTIES AND LEVIES                                                          26

12A   ACCESS TO WORK IN PROGRESS AND INSPECTION OF TECHNICAL DATA AND INFORMATION       27

13.   PROJECT MANAGEMENT                                                                28

14.   LICENSE AND INFORMATION                                                           29

15.   SOURCE AND OBJECT CODES                                                           30

16.   INTELLECTUAL PROPERTY RIGHTS - WARRANTY AND INDEMNITY                             31

17.   INFORMATION PROVIDED BY PARTNER - EXAMINATION                                     32

18.   CONFIDENTIALITY                                                                   34

19.   LOSS AND DAMAGE, INDEMNITY                                                        35

20.   INSURANCE.                                                                        36

20A.  KEY PERSONNEL                                                                     39

21.   CHANGES                                                                           39

22.   ASSIGNMENT OF AGREEMENT                                                           39

23.   PUBLICITY RELATED TO AGREEMENT                                                    40

24.   ARBITRATION AND APPLICABLE LAW                                                    41

25.   TIME-LIMITS                                                                       41

26.   FORCE MAJEURE                                                                     41

27.   TERMINATION FOR DEFAULT                                                           43

27A.  TERMS AND TERMINATION FOR CONVENIENCE                                             45

28.   INCENTIVE VOUCHER - ENTITLEMENT AND EXERCISE                                      46

29.   GOVERNMENTAL AUTHORISATION                                                        46

30.   LANGUAGE AND COMMUNICATION                                                        47

31.   NOTICES AND REPORTS                                                               47

32.   WAIVER AND APPROVAL                                                               47

33.   ENTIRE AGREEMENT                                                                  47

34.   NO PARTNERSHIP                                                                    48

35.   SEVERABILITY                                                                      48

36.   GENERAL LIMITATION OF LIABILITY                                                   48

37.   SUB-CONTRACTORS                                                                   49

38.   SURVIVAL                                                                          50

AGREEMENT DATED NOVEMBER 25TH, 2002

BETWEEN:

(1) PARTNER COMMUNICATIONS COMPANY LTD. of 8 Amal Street, Afek Industrial Park, Rosh Ha'ayin 48103, Israel ("Partner");

                                                               OF THE FIRST PART

                                       AND

(3) LM ERICSSON ISRAEL LTD. of 17 Amal Street, Afek Industrial Park, Rosh Ha'ayin 48092, Israel ("EOI");

                                                              OF THE SECOND PART

WHEREAS:

WHEREAS, Partner and Ericsson Radio Systems AB have on the 29th of May 1998, entered into an agreement for the supply, delivery installation, commissioning and support of a GSM system together with its related equipment (hereinafter - THE SUPPLY AGREEMENT), which was performed by both Ericsson Radio Systems AB (currently renamed - Ericsson AB) (hereinafter - ERICSSON) and EOI;

WHEREAS, Partner now wishes to purchase from EOI, not on a turn-key basis, and on a non exclusive basis, additional Equipment (Hardware, Software and Spare Parts, but excluding UMTS equipment), and Services, in accordance with the provisions of this framework purchase Agreement, based on the applicable business practice principles set and agreed between the parties;

WHEREAS, EOI wishes to supply Equipment, and to provide Services, to Partner in accordance with the provisions of this Agreement;

WHEREAS, all products and services provided by Ericsson and EOI since February 1, 1999 shall be governed by the terms and conditions of this Agreement, mutatis mutandis, in all applicable parts. Such products shall be deemed "Equipment" and such services be deemed "Services" in accordance with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants herein contained, the Parties agree as follows:

DEFINITIONS

Capitalized terms used within this Agreement are defined as follows:

"Acceptance"               shall mean with respect to any Equipment, the
                           issuance of an Acceptance Certificate in accordance with Article 8, or deemed Acceptance under this Agreement;

"Acceptance Certificate"   shall mean written notice issued in accordance with
                           Article 8, indicating that the Acceptance Criteria for each and every Equipment A ordered and actually delivered to Partner, has been fully met.

"Acceptance Criteria"      Shall mean the criteria set forth in Annex 6, for
                           successful Acceptance Tests of each Equipment A ordered and actually delivered to Partner under this Agreement, including but not limited to complete
                           Implementation and integration into Partner's System, ready for Commercial Use; all - in accordance with the Specifications and the applicable Agreement
                           Milestones as may be amended by agreement in writing between the Parties.

"Acceptance Tests"         shall mean the tests set out in Annex 6 with respect
                           to each item of Equipment A ordered and actually delivered to Partner under this Agreement.

"Agreement"                means this agreement including all annexes,
                           appendices and exhibits attached hereto.

"Agreement Milestones"     means the dates specified in Annex 4 (Time Schedule)
                           as the dates by which, or before which, as the case may be, the Acceptance of Equipment is to be achieved.

"Commercial Use"           shall mean in relation to any Equipment purchased
                           hereunder, the use of the same in commercial operation generating revenue, other than on a test under Annex 6 or a friendly user trial basis.

"Critical Date" and/or     Means Agreement Milestones against which
"Critical Time Period"     Liquidated Damages shall accrue in relation to each
                           Agreement Milestone as specified in any relevant Time
                           Schedule.

"Delivery"                 shall mean with respect to Equipment, the delivery by
                           EOI, of such Equipment to a Site or warehouse within the Territory designated by Partner.

"Documentation"            Means all softcopy and hardcopy of standard library
                           as specified in Annex 1 and all hard copy and software of as built documentation (at least two hardcopies) and any other documents provided by EOI to Partner from time to time (including, without limitation, such materials provided electronically or by CD Rom).

"Equipment"                shall mean any item, to be supplied by EOI to Partner
                           under this Agreement, including all Documentation relating thereto. For the avoidance of doubt, Equipment does not include UMTS equipment.

"Equipment A"              shall mean the items of Equipment with regard to
                           which Implementation Services will be performed and/or procured by EOI.

"Equipment B"              shall mean the items of Equipment, including all
                           Documentation relating thereto, with regard to which no Implementation Services will be performed and/or procured by EOI.

"Ericsson Group"           shall mean the group of companies directly or
                           indirectly controlled by Telefonaktiebolaget LM
                           Ericsson, which is a Swedish limited liability company.

"Force Majeure"            shall have the meaning specified in Sub-Clause 26.1.

"GSM License"              shall mean the license issued to Partner on 7 April,
                           1998 by the Minister of Communications for the Provision of Mobile Radio Telephone Services Using the Cellular Method (MRT) in Israel, as amended from time to time.

"Hardware"                 shall mean Equipment and Spare Parts (other than
                           Software) to be supplied by EOI under this Agreement.

"Implementation" and       shall mean all of the activities and relevant
"Implementation Services"  Services to be carried out by EOI to meet the
                           Acceptance Criteria.

"Incentive Voucher"        shall mean a voucher substantially in the form as set
                           out in Annex 5 entitling Partner to free of charge purchase, delivery and/or Implementation of additional Equipment up to the incentive voucher value subject to the terms specified in Article 28.

"Intellectual Property     shall mean any patent, trademarks, service marks,
Right"                     trade names, registered or unregistered design right,
                           copyright, right to prevent disclosure of information and other forms of intellectual or industrial property (in each case in any part of the world save for patents and marks outside the Territory and whether or not registered or registrable and the full period thereof and all extensions and renewals thereof and applications for registration of, or otherwise in connection with, the foregoing), confidential trade secret and protected right and asset, and any license and permission in connection therewith.

"LIBOR" shall mean in relation to any amount owed by either Party to the another Party on any day the rate per annum which would have been offered by the Standard Chartered Bank to prime banks in the London interbank market at those banks' request at or about 11.00 a.m (London time) on that day for deposits in US dollars of comparable amount to such amount for a period of 3 months.

"Liquidated Damages"       shall mean liquidated damages in the rates specified
                           in Sub-Clause 7A.4.

"Maintenance Agreement"    shall mean the Support and Maintenance Agreement
                           attached hereto as Annex 7.

"Maintenance Services"     shall mean the services to be provided to Partner by
                           EOI, under the Maintenance Agreement.

"Network"                  shall mean any telecommunication network in Israel
                           operated by any Telecommunication Operator.

"Telecommunication         means any licensee for the provision of any
Operator"                  telecommunication services in Israel.

"Option" Shall mean Partner's option to extend the Term by a period of one year each time, by serving EOI with a prior written notice to that effect, at least 30 days prior to the expiration of the Term or any extended period pursuant to exercise of the option, as the case may be.

"Optimise"                 means in relation to any Equipment, rendering that
                           Equipment in a state such that it will meet the requirements of this Agreement.

"Parties"                  shall mean Partner and EOI.

"Partner's Licenses"       shall mean all telecommunication licenses awarded to
                           Partner from time to time by the Minister of Communications in Israel, as amended from time to time.

"Performance Bond"         Shall mean the performance bond to be provided in
                           accordance with Clause 17A, the form of which is contained in Annex 8.

"Price List"               shall mean the list of prices set out in Annex 1 for
                           each item of Equipment and each Service or any other
                           Service to be offered under this Agreement.

"Project Managers"         the officers appointed by each of Partner and EOI in
                           accordance with Sub-Clauses 13.1 and 13.2 who will provide the formal point of contact between those Parties for all detailed correspondence and discussions in respect of the Agreement and who have the authority to exercise Partner's and EOI's rights (respectively) under the Agreement except where otherwise stated in the Agreement.

"Purchase Order"           means a written or electronic order from Partner to
                           EOI, for Equipment or Services in connection thereof, to be purchased, licensed, performed or rendered under this Agreement, in accordance with the Purchase
                           Order Procedure specified in Clause 3.

"Purchase Order Price"     means the price set forth in any Purchase Order, in
                           accordance with the Price List, including any applicable discount and Vouchers, if used, for Equipment or Services ordered and actually delivered, rendered or performed, pursuant to such Purchase
                           Order.

"Services"                 shall mean all of the activities and services to be
                           carried out by EOI under this Agreement, including but not limited to, Implementation, or supervision of Implementation, training services, design, dimensioning, installation, integration into
                           Partner's Network, interconnection with other
                           Networks than Partner's Optimisation, commissioning, testing, and other services subject to and in accordance with any Purchase Order for the purchase of such Services.

"Site" shall mean the locations within the Territory at which the Equipment is to be Delivered, and Services are to be provided, all in accordance with the terms of this Agreement.

"Software"                 shall mean all computer programs, or parts thereof to
                           be furnished by ERA under this Agreement including the computer software described in Annex 1, Software
                           Updates and Software Upgrades.

"Software Updates"         Shall mean: (a) correction packages of the
                           current major release of Software which fix, add to, improve or enhance licensed features and capabilities of the Software; and/or (b) Software "fixes" and/or
                           "patches" or other corrections issued by Ericsson from time to time to correct or remove anomalies and bugs in the Software; and includes any Software issued as Software Updates by Ericsson from time to time. A Software Update shall contain the appropriate load file, implementation instructions and
                           Documentation shall mean corrections of the Software based on Ericsson's and users fault reports and which are issued as Software Updates by Ericsson.

"Software Upgrades"        shall mean superseding releases of the then
                           current release of Software which add to, improve or enhance licensed basic features and capabilities of the then current release of Software and which involve more extensive changes to the then current release of the Software than is the case in Software
                           Updates. Software Upgrades may also correct Software anomalies or "bugs" in earlier releases and may introduce new basic features. A Software Upgrade shall contain the appropriate load file, implementation instructions and Documentation.

"Spare Parts"              means a spare or replacement part for any Equipment
                           or part of Equipment. Once Delivered to Partner Spare
                           Parts shall form part of the Equipment.

"Specifications"           shall mean those specifications which describe the
                           technical and functional operation of the Equipment when fully Implemented and integrated into Partner's
                           System, all Specifications set out in Annex 3 and shall include any additional specifications agreed in writing between EOI and Partner to be annexed hereto as part of this Agreement.

"Sub-contract"             shall mean any agreement between a Party or its
                           Sub-contractors and a Sub-contractor.

"Sub-contractor"           shall mean any contractor or direct or indirect
                           sub-contractor or sub sub-contractor in relation to this Agreement.

"System" or "Partner's     shall mean any telecommunication system or
 System"                   sub-system operated, or which in the future shall
                           be operated by Partner, including but not limited to the fully functional GPRS and GSM systems to be supported, Optimised and maintained by EOI in accordance with the relevant Specification comprising of, but not limited to, the switching subsystems, the base station subsystems, the network management system, the base transceiver stations, the base station controllers and any other equipment comprised in the GPRS and/or the GSM system. "Part of System" refers to any part of the System including any Equipment, Hardware or Software, included in the System or any Services required to be performed under this Agreement.

"Term" shall mean the period of time commencing on January 1, 2003, and ending on December 31, 2007, which may be extended by Partner pursuant to exercise of the Option, during which Partner can place Purchase Orders under this Agreement. For ther avoidance of doubt, it is clarified that notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement shall apply mutatis mutandis to any and all purchases of products and services by Partner from EOI and/.or Ericsson made between February 1st, 1999 and the date hereof.

"Territory"                means for each Equipment the area in which Partner is
                           authorized to use such Equipment under the relevant
                           Partner License.

"Time Schedule"            shall mean the time table and period of time for the
                           (i) Delivery of Equipment, Documentation and Spare
                           Parts; and (ii) the performance of Implementation
                           Services, as set out in Annex 4. The respective time periods shall be noted in man-hours, man-days or man-weeks as applicable.

"Training"                 the instructions, manuals and face-to-face teaching
                           to be provided or produced by EOI, to or for Partner's staff, to assist them in utilizing the Equipment.

"Warranty Period"          shall mean a period of warranty as defined in
                           Sub-Clause 10.2.

"Year 2000 Compliant"      means that neither the performance nor the
                           functionality of any Equipment will be impaired by the advent of the year 2000, and in particular:

                           (i) no value for current date will cause any interruption or error;

                           (ii) all manipulations of time related data will produce the desired results for all valid date values prior to, through and beyond the year 2000, including leap year calculations;

                           (iii) date fields or elements in all Software and
                                 Hardware (including interfaces and data
                                 storage) will permit specifying the century to eliminate date ambiguity;

                           (iv) where any date field or element is represented without a century, the correct century shall be unambiguous for all manipulations involving that element, using appropriate algorithms or inferencing rules;

INTERPRETATION

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply to this Agreement unless the context requires otherwise.

         1)       The singular includes the plural and conversely.

         2)       A gender includes all genders.

         3) A reference to a Clause, Sub-Clause, Annex, Schedule or Appendix is to a clause or sub -clause of or annex, schedule or appendix to this Agreement all of which are by this reference incorporated into this Agreement and references to this Agreement shall be construed accordingly.

         4) A reference to any part of this Agreement is to that part as amended or updated from time to time in accordance with this Agreement.

         5) A reference to a person includes a body corporate, firm, an unincorporated body or other entity and conversely.

         6) A reference to conduct or an act includes an omission, statement or undertaking whether or not in writing.

         7) Mentioning anything after include, includes or including does not limit what else might be included unless expressly stated otherwise. An example does not limit what else might be included.

         8) A reference to $ or US$ or US dollars is to the lawful currency of the United States of America from time to time. A reference to NIS is to the lawful currency of Israel from time to time.

AGREEMENT DOCUMENTS

This Agreement shall consist of the following documents, as may be amended from time to time as provided herein.

1.       This Agreement document.

2.       The Annexes:

         Annex 1     Price List
         Annex 2     Ericsson's Letter of Guarantee
         Annex 3     Technical Specification
         Annex 4     Time Schedules
         Annex 5     Incentive Voucher
         Annex 6     Acceptance Tests, Criteria and Procedure
         Annex 7     Maintenance Agreement
         Annex 8     Form of Performance Bond

Should there be any ambiguity, conflict or inconsistency between the terms and conditions of the documents listed above then they shall prevail between themselves according to the order in which they are listed.

1.       SCOPE OF AGREEMENT

         1.1. Partner shall purchase from EOI, and EOI shall sell Hardware and license Software to Partner subject to and in accordance with Purchase Orders issued by Partner to EOI for the purchase of the same.

         1.2. Partner shall purchase from EOI, and EOI shall provide to Partner Services with respect to relevant Purchase Orders issued by Partner to EOI for the purchase of the same.

         1.3. All Equipment and Services purchased following the execution of this Agreement and during its Term and/or any extension thereof pursuant to exercise of the Option by Partner, shall be governed by the terms of this Agreement.

         1.4 This Agreement shall come into force upon its signature by all Parties.

         1.5 Ericsson shall guarantee the full and complete performance of all of the obligations of EOI under this Agreement, in the form of the letter of Guarantee attached hereto and marked as Annex 2.

2.       INTENTIONALLY DELETED

3.       PURCHASE ORDER PROCEDURE

         3.1 Purchase Orders for Equipment, Implementation Services or any other Service, shall be made on purchase order forms (written or electronic) issued by Partner's authorised representative, that shall specify the requested Equipment, quantity, and Services required, Site for Delivery, and all other relevant information and instructions with respect to such Purchase Order, as Partner shall deem fit, including but not only, the Purchase Order Price.

         3.2 Only a Purchase Order duly executed by Partner's authorised representative shall constitute a firm commitment to purchase on the part of Partner. Partner shall keep updated with the recipient of Purchase Orders a list of its authorised representatives. A Purchase Order shall be effective and binding on the Parties as from the date it was submitted to EOI or the first business day thereafter if the Purchase Order was submitted during non-office hours of the receiving Party. If the Purchase Order contains information that is inconsistent with the provisions of Clause 3.1 above, then EOI, shall notify Partner before the end of the next business day and Partner shall correct the inconsistencies and submit a new Purchase Order in accordance with Clause 3.1 above, replacing the original Purchase Order. The original Purchase Order shall be effective and binding for all intents and purposes on the original date of submittance if EOI fails to notify Partner before the end of the next business day as aforesaid.

         3.3 All Equipment, and Services ordered pursuant to any and all of the Purchase Orders shall be provided by EOI in accordance with the terms and conditions of each of the Purchase Orders and this Agreement.

         3.4 Notwithstanding the aforesaid, Partner has the right to cancel, modify or change any Purchase Order prior to actual shipment of the Equipment or prior to the actual commencement of the relevant Services ordered pursuant thereof.

                   Understanding that there are costs for EOI related to such canceled Purchase Orders, Partner shall pay EOI compensation for cancellation of Purchase Orders as follows:

PERCENTAGE OF VALUE OF CANCELED           DAYS PRIOR TO SHIPMENT OF EQUIPMENT OR
     EQUIPMENT OR SERVICE                       COMMENCEMENT OF SERVICE
--------------------------------      -----------------------------------------------
             [*]%                     [*]% - [*]% of lead time according to Annex 4
             [*]%                     [*]% - [*]% of lead time according to Annex 4
             [*]%                     [*]% - [*]% of lead time according to Annex 4
             [*]%                     [*]% or higher of lead time according to Annex 4

                   Notwithstanding the foregoing, for cancellation of Purchase Order of Software, compensation is only applicable to the value of the third party software embedded in such Software.

                   For purposes of lead times and Time Schedule, in the event of an increase of volume of Equipment or Services by modification or change of a Purchase Order the additional Equipment and/or Services ordered, will be deemed a separate Purchase Order.

         3.5 The Purchase Order Procedure that shall apply to Purchase Orders placed using the TTC Global, for the benefits of both Parties, shall be subject to agreement between the parties concerning the terms and conditions thereof.

                   In the event Ericsson elects to discontinue the supply or the production of any

---------------------------
Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                   Equipment, then EOI shall provide Partner with one (1) year's written notice thereof, and allow Partner to place an end of life Purchase Order, at any time during such year.

         3.6 Notwithstanding any other provision of this Agreement, EOI undertakes to ensure that Ericsson shall maintain an adequate and sufficient stock of Spare Parts so as to meet Partner's support and maintenance requirements for the same, during a period of at least 5 years from the date of supply of any Equipment under this Agreement.

4.       TIME SCHEDULE

         EOI shall Deliver all items of Equipment and perform all Services ordered by Partner under any Purchase Order, in accordance with the applicable Time Schedule, which shall include specified Agreement Milestones and Critical Dates or Critical Time Periods, as the case may be.

5.       FORECAST PROCEDURE

         5.1 Regularly on the last business day of every three (3) months Partner shall make reasonable efforts to submit to EOI a forecast covering the next six (6) month period of Partner's estimated requirements broken down to quarterly intervals. Such forecasts shall be made in good faith for planning purposes only, and shall not be binding on either Party.

         5.2 Upon execution of this Agreement, Partner shall make reasonable efforts to submit a forecast pursuant to Sub-Clause 5.1 above for the first six (6) months of the Agreement.

6.       PURCHASE ORDER PRICES

         All Purchase Order Prices relating to Equipment shall include all transportation and related charges for Delivery of such Equipment, which means DDP (Delivery Duty Paid, according to Incoterms 2000) to Partner designated Sites.

         In line with the foregoing and to avoid any doubt, it is agreed that Partner shall pay Value Added Tax (VAT) payable in Israel in relation to the supply of Equipment and the provision of Services by EOI to Partner, in accordance with Clause 12 (Taxes, Duties and Levies).

7.       DELIVERY OF EQUIPMENT AND COMPLETION OF IMPLEMENTATION SERVICES

         7.1 (a) The times for completion of Delivery of Equipment and Documentation, completion of Services and for achievement of all Agreement Milestones are of the essence of this Agreement.

             (b) Delivery of Equipment and Documentation and completion of Services shall not be deemed to have occurred for the purpose of this Agreement until EOI has actually delivered all Equipment and Documentation and performed all Services to be performed in connection with such Equipment, Documentation or Services (as the case may require). The provision of such Equipment and Documentation and the performance of such Services is of the essence of this Agreement.

         7.2 Subject to the provisions of clause 7.1 above, for Purposes of this Agreement -

                   (a) Delivery of any Hardware constituting Equipment A shall only be deemed to have occurred upon its actual delivery at the designated Site at which it is required to be delivered and installed, in accordance with any relevant Purchase Order, Time Schedule and/or any other applicable provision of this Agreement, and in a condition fully conforming to the requirements of this Agreement but without prejudice to, or forfeiture of, Partner's rights under Clause 8; and

                   (b) Delivery of any Software constituting Equipment A shall only be deemed to have occurred when it is actually supplied, installed and commissioned in accordance with any relevant Purchase Order, Time Schedule and/or any other applicable provision of this Agreement, but without prejudice to, or forfeiture of, Partner's rights under Clause 8.

                   (c) Delivery of Services shall not be deemed to have occurred until EOI has fully completed the performance of the Service, to Partner's full satisfaction, in accordance with any relevant Purchase Order, Time Schedule and/or any other applicable provision of this Agreement but without prejudice to, or forfeiture of, Partner's rights under Clause 8.

                   (d) Delivery of Equipment B shall be deemed to have occurred at the time Partner is notified in writing that the relevant Equipment B ordered has been delivered at Partner's designated Site, in accordance with any relevant Purchase Order, Time Schedule and/or any other applicable provision of this Agreement, and in a condition fully conforming to the requirements of this Agreement but without prejudice to, or forfeiture of, Partner's rights under Clause 8. Acceptance of Equipment B shall be deemed to have occurred upon Delivery of such Equipment in accordance with and subject to the aforsaid.

         7.3 In the case of subsequent rejection of any Equipment or Services delivered, delivery shall be deemed not to have occurred for the purpose of this Agreement until the defects that resulted in such rejection have been satisfactorily remedied or replaced with conforming Equipment or Services (as the case may be).

         7.4 Notwithstanding any other provision of this Agreement and without limiting any other right or remedy of Partner under this Agreement, or any applicable law, if at any time it becomes apparent that the Equipment and/or Services to be supplied by EOI, are insufficient to achieve the Specifications, and the other requirements of this Agreement including in terms of, coverage, capacity and reliability, then EOI shall promptly provide at its cost, additional Hardware, Software and/or Services in order to ensure that the Specifications, and such other requirements are fully met. To the extent they are reasonably capable of applying, all other terms of this Agreement other than cost as aforesaid, shall apply to such additional Hardware, Software and/or Services.

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7A.      ADJUSTMENTS FOR LATE ACHIEVEMENT

         7A.1 EOI shall Deliver each Equipment and perform each Service on or before the relevant Agreement Milestone for that Equipment and Service, respectively. Equipment shall be Delivered, installed, integrated Implemented and commissioned in accordance with the Specifications Time Schedule and all other relevant requirements of this Agreement.

         7A.2 To the extent that any Equipment and Service is not Delivered or performed in accordance with this Agreement by the relevant Agreement Milestone then EOI shall not be entitled to any extension of that Agreement Milestone other than if that delay is substantially due to an event of excusable delay as described in Sub-Clause 7A.3. If an event of excusable delay occurs, EOI shall be entitled to a day-to-day extension of that part of their unmet obligation reasonably affected by the event of excusable delay. Each overall extension of an Agreement Milestone shall not exceed the period of delay caused by the event of excusable delay.

         7A.3 A Force Majeure event or other event caused by Partner, its sub-contractor, or any other third party supplier of Partner, causing delay to EOI in the execution of its obligation under Clause 7A.1 above, shall be deemed an excusable delay, provided, however, that EOI has complied with its entire obligations under this Agreement in relation to that event.

                   Each party shall attempt to give reasonable advance notice to the other party if it is likely to become unable to perform an obligation in circumstances where a delay is thereby likely to be caused. For an event to be an event of excusable delay, EOI must have used and continue to use reasonable endeavours to avoid and minimise the delay and promptly give Partner notice of the relevant event and the period of extension to which it considers itself entitled.

         7A.4 Subject to Sub-Clauses 7A.2 and 7A.3, if EOI fail to execute their obligations under Clause 7A.1 above, by the relevant Critical Date, then, in addition to any remedy to which Partner is entitled pursuant to this Agreement and/or the applicable law, Partner shall have the right to claim, and EOI shall pay, Liquidated Damages for each week or part thereof of delay, with respect to such delay (as liquidated damages and not as a penalty), of [*] % of the relevant Purchase Order Price delayed per full week of delay until all relevant Equipment required to be Delivered, Services required to be provided and matters required to be satisfied under this Agreement by the Critical Date have been Delivered, provided and satisfied, up to a maximum of [*]% of the relevant Purchase Order Price.

                   For the avoidance of doubt it is clarified that in calculating Liquidated Damages for late performance of Services, the basis price shall include both the price of the relevant Equipment as well as the price of the relevant delayed Service in connection with such Equipment, in accordance with the Price List.

                   It is further clarified that the price for purposes of calculating Liquidated Damages shall be the full price as specified in the Price List, as opposed to the Purchase Order Price, irrespective of whether or not Partner has utilized any Insentive Vaucher.

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         7A.5      The Parties recognise and agree that the Liquidated Damages are reasonable pre-estimates of the damage which may occur to Partner taking into account all the relevant information available at the time of execution of this Agreement and that such sums are liquidated damages and in no way to be considered as penalties.

         7A.6 In the event of delayed Delivery of Equipment or completion of Services or achievement of an Agreement Milestone, EOI shall take reasonable remedial action to minimise the delay. Nothing in this Clause shall be construed as limiting the rights of Partner to terminate this Agreement in whole or in part, or take other action in accordance with any provision of this Agreement as a consequence of such late Delivery of Equipment, completion of Services, or achievement of an Agreement Milestone.

         7A.7 The payment of Liquidated Damages shall not relieve EOI from any of its obligations under this Agreement.

         7A.8 The provisions of Clause 36 (General Limitation of Liability) shall not apply to Liquidated Damages and such Liquidated Damages shall not be excluded or limited by that Clause.

8.       INSPECTION AND ACCEPTANCE

         8.1 EOI undertakes to ensure that all Equipment shall be tested by Ericsson in accordance with Ericsson's relevant normal factory testing procedures and tests normally undertaken by Ericsson with respect to products of the type in question. Partner shall have the right to be present during the performance of such factory tests. Partner shall notify EOI of its representatives' arrival not later than seven (7) days in advance. All travelling expenses as well as all other costs for Partner or its representatives are to be borne by Partner. Partner acknowledges that Ericsson cannot guarantee that it is the specific Hardware, Software and Spare Parts dedicated for Partner that is tested when Partner is present unless Partner has indicated in the relevant Purchase Order its request to attend the factory tests for that Equipment. For such Equipment where Partner in the Purchase Order has indicated its request to be present during the factory test, EOI shall notify Partner fourteen (14) days in advance of the date of the factory tests. Partner shall also have the right to request Ericsson, through EOI, to conduct specific Acceptance tests with respect to specific Equipment dedicated to be supplied to Partner, which cannot be performed at Partner's laboratory, at no additional charge and EOI shall ensure that Ericsson shall perform such tests.

         8.2 EOI warrants that each item of Equipment will only be delivered to Partner's designated Site, in accordance with
                   Article 7 above, only after it has successfully passed Ericsson's relevant normal factory tests and other quality controls for Equipment of the type in question.

         8.3 The Acceptance Tests, Criteria and Procedure ("ATP") for each Equipment, are attached hereto as Annex 6. The ATP indicates all tests, including, if and to the extent required by Partner, lab test, that may be performed for that Equipment, the Acceptance Criteria, and the duration of each test.

         8.4 In the event Partner shall wish to delay the commencement of Implementation Services as set in the relevant Time Schedule with respect to any Equipment A ordered and Delivered to Partner, Partner shall for all such Equipment A inform EOI
                   (i) the

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                   requested commencement date of the Implementation for each respective Equipment, and (ii) what tests from the respective ATP Partner does not want to be performed under the Implementation, if at all. Agreement Milestones with respect of such Equipment A shall be delayed respectively.

         8.5       Intentionally deleted.

         8.6 EOI shall, unless informed otherwise by Partner, perform all laboratory tests at Partner's laboratory, in accordance with the relevant ATP. Partner shall be entitled to participate in the said laboratory tests in the manner and to the extent Partner wishes, at Partner's sole discretion. During the performance of the tests, Partner shall be entitled, inter alia, to give instructions to EOI, and to inspect the tests; and EOI undertakes to fully co-operate with Partner and comply with any relevant instructions given.

                   Subject to the successful completion of the said laboratory tests, EOI shall proceed to the next phase of conducting the Acceptance Tests in the manner described in this section 8 below.

         8.7 EOI shall carry out and complete the Acceptance Tests for Equipment A in accordance with the Time Schedule and both Parties shall provide all the resources that are required in order to perform such Acceptance Tests, including, without limitation, personnel, testing equipment etc. During the performance of the Acceptance Tests Partner shall be entitled, inter alia, to give instructions to EOI and to inspect the Implementation; EOI undertakes to fully co-operate with Partner and comply with any instructions given.

                   With respect to any Equipment that has not yet any ATP agreed between the Parties, EOI shall provide Partner, before shipment of such Equipment, with a suggested ATP.

                   Partner shall, within 10 business days from receipt of the suggested ATP, provide EOI with its comments and the Parties shall agree upon the ATP within 7 days after delivery of Partner's comments.

         8.8 Upon the succesful completion of the Acceptance Tests, EOI shall prepare a detailed protocol designed to clearly verify that all of the relevant Acceptance Criteria are fully met.

         8.9 Following the successful completion of the Acceptance Tests for the Equipment A in question and all related Services, subject to the receipt by Partner of the protocol referred to in clause 8.8 above, Partner shall give EOI a written notice, stating whether or not the Equipment A tested has satisfied the Acceptance Criteria for that Equipment. In the Event Partner's notice shall state that the relevant Equipment tested has satisfied the relevant Acceptance Criteria, the said notice shall, for the purposes of this Agreement, constitute an Acceptance Certificate. Partner may only withhold the provision of an Acceptance Certificate and provide EOI with a rejection notice, if Partner believes that the protocol provided by EOI does not verify whether the Acceptance Test Criteria is met or not.

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         8.10      If the relevant Equipment A is not accepted by Partner in
                   accordance with Sub-Clause 8.9, Partner shall, in its rejection notice, to the extent it is reasonably able to do so, specify the particulars of the alleged deviation or failure to establish compliance with the Acceptance Criteria for the relevant Equipment A in question and where the same is alleged to exist or to have occurred. EOI shall with all reasonable speed under the circumstances, but in any event, within the timeframe designated to that end under the relevant Time Schedule, taking into account Partner's time used to produce the rejection notice described in Sub-Clause
                   8.9 and allowing EOI a reasonable time to remedy the rejection and at its own expense remedy the failure. The Acceptance Tests for the rejected Equipment A, or if Partner agrees in writing, that only the relevant or affected part thereof, shall, if Partner so requires, be repeated in accordance with the provisions of this Clause 8 until the Acceptance Criteria for the Equipment A in question have been fully satisfied, as shall be determined by Partner at its sole discretion. For the avoidance of doubt, in case the alleged deviation or failure to establish compliance with the Acceptance Criteria for the Equipment A in question is a result of the Equipment supplied, EOI shall replace such Equipment forthwith with Equipment conforming to all such Acceptance requirements.

         8.11 If EOI has not received from Partner either an Acceptance Certificate or a rejection notice under clause 8.9, stating whether or not the Equipment A in question is accepted or not, within 45 days from completion of the Acceptance Tests for that Equipment or from Partner's receipt of the protocol referred to in clause 8.8 above, the latter of which, the Equipment in question shall be deemed accepted as of the last day of said 45 days period.

         8.12 Acceptance of Equipment B shall be deemed to take place at Delivery, in accordance with the provisions of clause 7.2(d) above.

         8.13 For each case described in Articles 8.11 and 8.12 above, EOI shall have the right to issue the Acceptance Certificate unless Partner has issued the Acceptance Certificate within five days from the date the relevant Equipment was Accepted, or was deemed Accepted.

         8.14 Without limiting EOI obligations to Deliver the Equipment and provide the Services, in accordance with the Specifications, Time Schedule and any other applicable provision of this Agreement, remedy of any failures or deviations referred to in this Clause 8 and repeating tests shall be accomplished by EOI at its cost, within the Time Schedule designated to that end. If EOI shall fail to remedy any such failures or defects within such Time Schedule and such particulars remain unremedied after Partner's written notice of its intention to have it remedied through other means, Partner may elect to have any or all such failures or defects remedied through other means, in which event EOI shall pay the reasonable costs incurred by Partner in so remedying such defects or failures.

         8.15 Notwithstanding EOI's obligation to remedy any failures or deviations referred to in this Clause 8, Partner shall have the option, at its sole discretion, to accept and retain any item of the Equipment without such particulars having been remedied, as Partner considers expedient, and at such reduced price as may be agreed between the Parties.

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         8.16      Nothing in this Clause 8 shall relieve EOI of its obligation to comply with the provisions of this Agreement, nor limit Partner's right to terminate this Agreement, in whole or in part, in accordance with the other provisions of this Agreement. The issue of any certificate by Partner (including an Acceptance Certificate) shall not prejudice or affect any of Partner's rights under this Agreement or allow EOI to claim any additional compensation or require any waiver or variation of this Agreement.

         8.17 Nothing in this clause 8 shall prevent termination as a result of any defect of EOI's title to any Hardware or in relation to the right to license any Software.

         8.18 Notwithstanding any other provision of this Agreement, Acceptance shall not be taken to have occurred if the performance of any such Equipment negatively affects the performance of Partner's System unless EOI can show that the negative effect of the performance of the System is because of equipment not delivered by EOI.

9.       TITLE AND ASSUMPTION OF RISK

         9.1 EOI warrants to Partner that it has and will deliver to Partner good and valid title to the Equipment to be delivered to Partner, free from any claim, lien, pledge, mortgage, security, interest or other encumbrances, and further warrants that with regard to any license rights granted in respect of Software and Documentation, it has the right and the power to grant the same.

         9.2 Subject to Sub-Clauses 9.3 and 9.4 below, title to any Hardware Equipment shall pass to Partner upon delivery. or at an earlier time by which at least [*] ([*]%) percent of the Puchase Order Price of the item of Equipment has been paid to EOI.

         9.3 Notwithstanding anything to the contrary, including but not limited to the passage of title in accordance with Sub-Clause 9.2, EOI shall bear the full risk of loss and/or damage for all items of Equipment until Acceptance or Commercial Use of such items, whichever occurs earlier. In the event that any item of Equipment is returned to EOI for remedy of any fault or non-performance risk shall pass to EOI at the point of despatch.

         9.4       Title in Software is subject to the provisions of Clause 14.

10.      WARRANTY OF EQUIPMENT AND SERVICES

         10.1 Without limiting any other warranties or undertakings contained in this Agreement, EOI warrants and undertakes to Partner as follows:

                   (a) All and every item of the Equipment will in all respects conform to, perform in accordance with, have the features and all interconnection capabilities as specified in the Specifications and all other requirements which every item of the Equipment must satisfy as set out in this Agreement, and shall operate and function during the entire Warranty Period free from defects.

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                   (b)  all Equipment A shall be properly and completely
                        installed, tested, commissioned, Optimised, integrated, Implemented and, all the Services to be provided under this Agreement shall be performed in a skillful and workmanlike manner and shall conform in design, performance, materialsand planning to the requirements of this Agreement and shall be free from defects in design, materials, planning, performance or workmanship for the entire Warranty Period and be of the most suitable grade and quality for the purpose intended, both in accordance with the Specifications and all other requirements of this Agreement;

                   (c) each item of Equipment will be new (except for Replacement Units as defined in Annex 3B to the Maintenance Agreement) and compatible with other equipment, in accordance with the Specifications. Equipment A, shall be Implemented and integrated with every other item of Partner's System and interconnected to the Network and to any third party's equipment and/or software with which it is capable to interconnect and interface, as detailed in the Specifications.

                        For avoidance of doubt, it is agreed that notwithstanding any other provision of this Agreement, Acceptance of any Equipment which is to be interconnected with the Network shall not be taken to have occurred unless and until such Equipment has been interconnected with the Network in accordance with the Specifications.

                   (d) the Software will, as at Acceptance thereof, conform with the licensor's current published specifications and will represent the licensor's latest and most up to date new release version, unless Partner has indicated in writing that it does not wish to install such latest and most up to date new release version; However, in the event that a new release version is scheduled to be released during the period designated for conducting of Acceptance Tests with respect to any relevant Equipment, EOI shall provide Partner with the choice of either delaying the conducting of the relevant Acceptance Tests in wait for the release of the new release version, or conducting the Acceptance Tests in accordance with the applicable Time Schedule with the current release version, and have the new release version installed at a later point in time in accordance with Partner's requirements.

                   (e) the Equipment is the most current and upgraded version, release or model of such item as of the date of shipment.

                   (f) each item of the Equipment shall be Year 2000 Compliant and shall conform to and comply with the requirements of the GSM Licence.

                   (g) it is a highly competent professional contractor with broad experience, great knowledge and an outstanding degree of skill in the field of the obligations undertaken by it under this Agreement and that it is well qualified and has adequate personnel to perform all such works; it is familiar with and shall perform all of its obligations hereunder in accordance with the most recent, and international standards including, without limitation, those referred to in the Specifications;

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                   (h)  it is adequately insured in a manner consistent with the international industry standards and in accordance with the requirements of this Agreement;

                   (i) it shall perform all of its obligations hereunder in accordance with the provisions of this Agreement, the Specifications and any Purchase Order and relevant Time Schedule;

                   (j) it has familiarized itself with the general nature and location of the Services to be carried out, as well as with all other general conditions and circumstances in Israel which may affect its ability to perform its obligations and undertaking under this Agreement, and, without limiting the relieves in Clause 28 (Force Majeure) hereby expressly waives any claim in this regard.

                   The above warranties as well as all other expressed warranties elsewhere in this Agreement (collectively the "Warranties" and individually a "Warranty") shall constitute the only warranties made by EOI in respect of the Equipment and Services or any part thereof and are in lieu of all other warranties, express or implied. The Warranties shall continue to apply during the entire Warranty Period defined below notwithstanding any Acceptance of Equipment, or Services (as the case may be), or payment by Partner. EOI shall indemnify Partner and keep Partner free and harmless from liability arising under or pursuant to proceedings incurred or suffered by or brought against Partner as a result of any untruth or breach of the Warranties and from any other loss, damage, liabilities and expenses incurred or suffered by Partner as a result thereof.

         10.2 Partner shall be entitled at any time during the Warranty Period (as defined below) and irrespective of prior inspections or Acceptance, to reject any part of the Equipment, or Services not conforming to the Warranties and to require that EOI, at its sole cost, shall correct or replace, such Equipment, or Services with conforming items or performance. EOI shall do so promptly after notification by Partner in accordance with this Agreement.

                   If EOI shall fail to correct or replace such Equipment or Services with conforming items or performance promptly, and such particulars remain unremedied after Partner's written notice of its intention to have it corrected or replaced through other means, Partner may elect to have any or all such failures or defects corrected or replaced through other means, in which event EOI shall pay the reasonable costs incurred by Partner. Partner may elect not to require correction or replacement of such defective Equipment and/or Service and, in such event, EOI, if required by Partner, shall refund such portion of the relevant Purchase Order Price as is equitable in the circumstances or in default of agreement as determined under Clause 24.

         10.3 The Warranty Period with respect to any Equipment (Hardware and Software) purchased under this Agreement shall be a period of [*] months commencing on the

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                   earlier of: (i) the date of Acceptance; and (ii) for
                   Equipment A, the date on which such Equipment A is put into Commercial Use.

                   The Warranties and Warranty Period shall be without prejudice and in addition to any other rights available to Partner under this Agreement. Without limiting the foregoing, the Warranties and the Warranty Period shall continue to apply to any corrected or replaced items until the expiry of a period of [*] months after the date of Acceptance by Partner of the original item of Equipment that was replaced or corrected, provided that Partner is able to demonstrate identification of any such particular corrected or replaced items of Equipment.

                   Spare Parts for faulty Equipment shall be replaced by EOI at no charge, during the Warranty Period, according to the Lead Time specified in Appendix 1 to Annex 3b of the Maintenance Agreement.

                   Shipping, freight warehousing and insurance charges, in respect of Warranty claims shall be incurred solely by EOI.

         10.4 Any item replaced will be deemed to be on an exchange basis and the item provided to Partner in exchange shall be the sole property of Partner. Title of the item to be replaced shall pass to EOI on Acceptance of the new replacing item by Partner. Risk in the item to be replaced shall pass to EOI on despatch. Title and risk of the replacement item shall pass to Partner upon Acceptance of that item. Any replaced Equipment will be warranted in accordance with the applicable provisions of clause 10.3 above.

         10.5 EOI shall not be liable to Partner for breach of a Warranty to the extent the breach is caused by any of the following:

                   i) the failure of Partner to operate and maintain the Equipment (to the extent it is required to do so) in accordance with the reasonable requirements of the Documentation;

                   ii) The defect, nonconformity or deviation was caused directly and exclusively by equipment not supplied by EOI, and which was provided subsequent to the provision of an Acceptance Certificate by Partner, the interface with which or use of which is not contemplated by the Specification;

                   iii) Partner has not permitted EOI access to the Equipment to remedy the defect, non-conformity or deviation during the time period designated to that end in any applicable Time Schedule;

                   iv) Partner has not permitted EOI to install an update to any Hardware or Software supplied by EOI which update is required for fault prevention purposes and which causes the Software to operate in a manner not in accordance with the Specification;

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                   v)   The defect, nonconformity or deviation is attributable
                        directly and exclusively to the fact that the Equipment has been modified by Partner in a material manner without the prior written consent of EOI.

                   Notwithstanding the foregoing, EOI shall upon request by Partner remedy defects, non-conformities and deviations caused by any of the foregoing to the extent it is capable of doing so, at EOI's reasonable prevailing charges for work of the type concerned.

         10.6 EOI warrants that it has good and valid title to the Equipment to be Delivered to Partner and with regard to any license rights granted in respect of Software and Documentation, that EOI has the right and the power to grant such rights.

         10.7 Partner undertakes to comply with EOI's reasonable instructions concerning disposal of defective Hardware and Software once Partner receives replacements operating in accordance with the requirements of this Agreement.

11.      PAYMENTS

         11.1 In relation to each and every separate Purchase Order, payment of the corresponding Purchase Order Price shall be made by Partner, as follows:

                   (i) For Equipment B - [*] %) of the Purchase Order Price shall be paid by Partner to EOI within [*] days of the end of the calendar month of the date of Delivery, provided that Partner has received a proper invoice from EOI with respect of the relevant Purchase Order and of the relevant Equipment at least 30 days before the due payment date.

                   (ii) For Equipment A - [*] of the Purchase Order Price shall be paid by Partner to EOI within [*] days of the end of the calendar month of the date of Delivery, provided that Partner has received a proper invoice from EOI with respect of the relevant Purchase Order and of the relevant Equipment at least 30 days before the due payment date. [*] of the Purchase Order Price shall be paid by Partner upon the earlier of: (i) Acceptance of the relevant Equipment; or (ii) Commercial Use of the relevant Equipment, provided that Partner has received a proper invoice from EOI with respect of the relevant Purchase Order and of the relevant Equipment. Partner shall pay to EOI the VAT in respect of the invoices for Equipment A and B not later than the 15th day of the following month. For example, for an invoice issued on September 25th, Partner shall pay the VAT to EOI not later than October 15th.

                        EOI shall provide Partner with itemised invoices identifying separately what products are Hardware and Software. Each invoice shall be delivered together with the Equipment.

                        Each invoice shall also reflect the utilization by Partner of any Incentive Voucher.

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                   (iii) License fees due because of changes in software
                         capacity shall be paid on a [*] basis, within [*] days from the date of issuance of the invoice.

                   (iv) For Services (other than Maintenance Services) - [*] of the Purchase Order Price shall be paid by Partner to EOI within [*] days of the date of completion of the Services, subject to the approval by Partner that the relevant Services were completed during said [*] days, to Partner's full satisfaction. For the avoidance of doubt, issuance of an Acceptance Certificate shall be deemed as Partner's approval of completion to its full satisfaction.

                         In the event Partner shall not provide EOI with such notice of approval, or rejection of completion of the relevant Service to its full satisfaction, as the case may be, within 7 days, Partner shall be deemed to have approved the completion of the relevant Service to its full satisfaction.

                   For the avoidance of doubt, payment under Sub-Clauses (i) shall become due and be made with respect to each item of Equipment ordered independently. For illustration purposes, a Purchase Order that includes two different items of Equipment, the lead time for Acceptance of one of which is within [*] days and the lead time for Acceptance of the other within [*] days, then - subject to the terms and conditions of this Agreement, the payment schedule shall apply to each such item separately with respect to its specific actual Acceptance date.

         11.2 Save with respect to Liquidated Damages, which should be dealt with in accordance with Clause 7A, any refund payable by EOI under this Agreement shall be paid within 30 days following formal written notification by Partner of the required refund.

         11.3 All payments to EOI shall be made free and clear of any right of set-off or counterclaim, by telegraphic transfer directly to EOI'snominated bank account. Notwithstanding any other provision of this Agreement, in no event shall EOI be entitled to receive payment of an amount earlier than date falling 30 days after EOI has given to Partner written notice containing clear bank account details for the payment of that amount.

         11.4 Partner shall reimburse EOI its reasonable expenses net of savings incurred as a result of delay by Partner in complying with its obligations under this Agreement in breach of its obligations under this Agreement to the extent not attributable to an event of Force Majeure or any breach or delay by EOI or any other third party. EOI shall use commercially reasonable endeavors to minimize such expenses. The obligation of Partner under this Sub-Clause shall be subject to the following:

                   (a) The obligation of Partner under this Sub-Clause shall only apply to expenses which are exclusively related to the performance of EOI's obligations under this Agreement and which EOI could reasonably be expected to have incurred as a result of such delay.

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                   (b)  Partner shall be repaid such expenses forthwith in the event that the expenses incurred as a result of the delays involved are able to be recovered by EOI.

                   (c) This Sub-Clause shall not apply to expenses in the nature of overhead expenses or recurring expenses such as rents.

                   (d) The aggregate liability of Partner under this Sub-Clause shall not exceed [*] or thereafter any multiple of [*] without the prior written consent of Partner.

         11.5 EOI shall not be entitled to terminate this Agreement on grounds of any delay of Partner in complying with its obligations under this Agreement (other than any delay in respect of an obligation to pay any money, provided however that after the aggregate liability of Partner under this Sub-Clause has reached [*] or any multiple thereof with respect to any works EOI may issue a written request to Partner that Partner agree to continue to be liable under this Sub-Clause. If Partner does not agree to continue to be so liable within 14 days after receipt of a written request from EOI, EOI shall be entitled to exercise its right to terminate its obligation to perform any uncompleted part of this Agreement to the extent permitted under Clause 27.8 (Termination for Default) subject to the giving of notices required by that Clause.

         11.6 Partner represents that it will have available sufficient funds to enable it to meet its obligations under this Agreement. If this representation ceases to be true prior to payment being made in full, Partner shall notify EOI in writing forthwith. EOI may in that event require that a letter of credit or similar security be established on reasonable terms to secure the obligations of Partner to EOI under this Agreement.

         11.7 In the event that a Party fails to pay any amount to the other Party when it falls due for payment under this Agreement, that Party shall be entitled to charge interest on the amount due and payable at an interest rate of LIBOR plus [*]%) per annum calculated on a monthly basis from the date the amount falls due for payment to the date of actual payment in full.

                   For avoidance of doubt, interest shall not be payable on the amounts payable by either party under this Sub-Clause unless and until either party fails to make the relevant payment required by its due date.

12.      TAXES, DUTIES AND LEVIES

         12.1 EOI shall be responsible for payment of any and all amounts of EOI general corporate income tax as well as personal income tax, and any and all charges relating to entry, work permits and stay in the Territory for its respective, employees, personnel, or any one acting on its behalf, whether imposed in the Territory or elsewhere.

         12.2 All payments due under this Agreement shall be paid in United States Dollars. Value Added Tax (VAT)shall be paid by Partner directly to the relevant authority in Israel in accordance with the applicable laws and regulations relating thereto, subject to receipt

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                   of a proper VAT invoice. VAT relating to Services supplied by
                   EOI shall be invoiced by EOI and paid by Partner in accordance with the applicable laws and regulations and prevailing accounting practises relating thereto.

         12.3 EOI shall be recognized as the importer and/or exporter, as the case may be, with respect of any and all Equipment imported and/or exported into or out of the Territory under this Agreement. EOI shall be responsible for payment of any and all taxes, import, export and/or custom duties, charges, dues and levies related to the import and/or export of Equipment into and/or out of the Territory, as the case may be. EOI shall further be responsible for obtaining type approval from the Israeli Ministry of Communications, with respect of any and all Equipment imported into the Territory under this Agreement.

         12.4 If in accordance with present or future laws in the Territory, EOI shall be obliged to pay, or Partner obliged to deduct from any payment to EOI, any amount with respect to any taxes or dues levied in the Territory, for which Partner is responsible as stated above, Partner shall increase the payment to EOI by an amount to cover such payment by EOI or deduction by Partner.

         12.5 If in accordance with present or future laws in the Territory, Partner shall be obliged to pay any amount with respect to any taxes or dues levied in the Territory, for which EOI is responsible as stated above, EOI shall pay such amount to Partner on demand or Partner shall be entitled to deduct such amount from any amount due by Partner to EOI.

         12.6 EOI on one side, and Partner on the other side shall bear equally the costs of stamp duties, if applicable, with respect to this Agreement.

12A      ACCESS TO WORK IN PROGRESS AND INSPECTION OF TECHNICAL DATA AND
         INFORMATION

         12A.1 EOI shall provide at its own cost, for design and progress review meetings with Partner.

         12A.2 EOI shall make available to Partner upon request for examination, evaluation, inspection and copying all documentation relating to the performance of the Services, including technical data and information relative to the design and testing, including re-testing of any Equipment being furnished under this Agreement.

         12A.3 EOI shall procure that all of their Sub-Contractors are required to comply with obligations substantially the same as those imposed on them under this Clause.

         12A.4 For the avoidance of doubt in this Clause 12A, "Partner" includes its duly authorised agents and representatives. Such agents and representatives shall be bound by non-disclosure agreements substantially the same as the terms and conditions of Clause 18.

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13.      PROJECT MANAGEMENT

         13.1 EOI shall act as project manager and shall be responsible for the full and complete integration and Implementation of all items of the Equipment purchased by Partner, with each other, Partner's System and any applicable third party's system including with the Network in accordance with the Specifications.

         13.2 EOI shall appoint a Project Manager approved by Partner no later than seven days after execution of this Agreement. EOI's Project Manager shall be resident in the area of Tel Aviv and shall be fully conversant with all of the Equipment, or Services and shall have sufficient delegated authority to make day-to-day decisions on the Site(s) during progress of the Services to be provided under this Agreement. EOI's Project Manager shall have full control of its staff and the staff of its Sub-contractors on Site. The Project Manager shall be a "Key Person" and subject to the provisions of Clause 20A ("Key Personnel").

         13.3 Partner shall also appoint a Project Manager no later than seven days after the execution of this Agreement to liaise with EOI's Project Manager. Partner's Project Manager shall be paid by Partner.

         13.4 EOI and Partner shall each be deemed to have granted its Project Manager all authority required for that Project Manager to carry out the obligations of a Project Manager under this Agreement.

         13.5 EOI shall provide to Partner in a timely fashion all information which Partner may from time to time reasonably request in respect of the progress of the Services.

         13.6 EOI shall carry out the Project Management Services in accordance with the reasonable directions of Partner. EOI shall exercise its own skill and judgement in carrying out all Services and Partner shall have no liability to EOI arising out of or in connection with those Services other than the obligation to pay for those Services as part of the pursuant to the Purchase Order Price under this Agreement.

         13.7 At Partner's request, EOI shall provide Network Planning and Operational Support Services, as described in the Maintenance Agreement, for the periods, at the cost and on the additional terms as shall be agreed between the Parties.

13A.     MARKET ADAPTATIONS

         Without derogating from Partner's rights, and EOI's obligations, under Clause 10 (Warranty), should changes in the configuration of existing System, Network or other third party network interoperating with the System necessitate modifications of the Equipment, then EOI shall upon request from Partner offer such Service specifying the price and Implementation plan of such modifications.

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14.      LICENSE AND INFORMATION

         14.1 Subject to the terms and conditions set forth in this Clause 14, Partner is hereby granted a non-exclusive, perpetual (subject to revocation on ground of material breach) royalty free paid up licence to use the Software and Documentation (including any Intellectual Property Rights included in or arising from the Software or the Documentation), for the operation and maintenance of the Equipment or Part of Equipment in accordance with this Agreement.

         14.2 Notwithstanding anything in this Agreement to the contrary, it is understood that Partner receives no title or ownership rights to the Software or Documentation, and all such rights shall remain with EOI or its suppliers.

         14.3 Partner agrees that the Software or Documentation provided to it by EOI under this Agreement or any renewals, extensions, or expansions thereof, shall, be treated as proprietary and a trade secret of EOI or its suppliers, and be subject to the provisions of Clause 18 (Confidentiality). In pursuance of the foregoing Partner shall:

                   (a) not provide or make the Software or Documentation or any portions or aspects thereof (including any methods or concepts utilised or expressed therein) available to any person except to its employees agents and contractors on a "need to know" basis;

                   (b) not make any copies of Software or Documentation or parts thereof, except for archival backup purposes and except that this provision shall not prevent the use of CD Roms and the printing of materials from those CD Roms;

                   (c) when making permitted copies as aforesaid transfer to the copy/copies any copyright or other marking on the Software or Documentation;

                   (d) not translate, adapt, arrange or error correct or make any other alteration of the Software or Documentation; and

                   (e) not use the Software or Documentation for any other purpose than permitted in this Clause 14

         14.4 Partner and any successor to Partner's title to the Equipment or part of Equipment shall have the right without further consent of EOI to transfer the Software licence granted in Sub-Clause 14.1 to a third party which acquires the Equipment or part of the Equipment, provided that such third party agrees in writing to abide by all the terms and conditions of this license.

         14.5 The obligations of Partner under this Clause 14 shall survive the termination or expiration of this Agreement for any reason.

         14.6 The Software licensed under this Agreement is delivered in an inseparable package also containing other software programs than the Software. In order to avoid doubt Partner may not in any way use the other software programs. However, upon Partner's request,

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                   EOI shall offer a licence to use such other software programs to Partner on the same terms and conditions as stipulated in this Agreement except for price.

         14.7 EOI warrants that the Documentation includes all documentation referred to in the Specification or otherwise necessary or desirable to operate the Equipment in accordance with the provisions of this Agreement. EOI shall provide Partner with all technical literature and additional documentation from time to time as necessary or desirable to enable Partner to operate the Equipment properly from time to time. Without limiting the foregoing, in the event of supply of new or amended Hardware or Software from time to time EOI shall supply together with that Hardware or Software all ancillary documentation, such documentation to be provided in the same form and number of copies as the Documentation.

         14.8 EOI shall provide Partner with all know how required for the establishment, operation and maintenance of the Equipment from time to time and at all times for the term of the Licence as renewed from time to time. Such know how shall be deemed licensed to Partner on the same terms as the terms of the Software, against consideration as shall be agreed between the parties.

         14.9 In consideration of the payment by Partner for the applicable Maintenance Services if and to the extent purchased by Partner, in accordance with the Maintenance Agreement ,EOI shall supply, install and commission Software Upgrades. EOI shall supply all Software Upgrades at no extra charge other than the annual subscription charges as aforesaid. It is agreed that:

                   (a) EOI shall give Partner as much advance notice in writing as is reasonably possible in relation to proposed Software Upgrades, but in any event not less than two months advance notice in writing.

                   (b) EOI shall agree with Partner the manner and timetable of implementation of Software Upgrades and shall follow Partner's reasonable instructions to minimise disruption to the business of Partner in relation to the implementation of the Software Upgrades.

15.      SOURCE AND OBJECT CODES

         15.1 For the avoidance of doubt, EOI shall supply, and install copies of the object codes for or comprised in any Software to be provided under this Agreement. The ownership of and or rights to use such codes shall be as for the Software to which such codes relates.

         15.2 EOI shall supply, install and commission all Software in object code form. However, if EOI:

                   (a) ceases to carry on its business, throughout the Ericsson Group, for a period of at least [*] days other than due to occurrence of an even of Force Majeure; or

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                   (b)  if Telefonaktiebolaget LM Ericsson is in a financial
                        position described in Clause 27.1(c) below,

                   EOI shall on demand by Partner deliver, or ensure that Ericsson shall deliver, all Software to Partner in source code form, other than Software owned by third parties that EOI, or Ericsson, as the case may be, is not authorised to provide. Partner shall only use that source code for maintenance in accordance with this Agreement. Partner may also provide that source code for the purpose of operation and maintenance of the Software and sub-licence its use to any third party employed by Partner to perform obligations previously required to be performed by EOI under this Agreement or the Maintenance Agreement. Partner may only do so if the third party first undertakes in writing to keep the source code confidential and only use it for the purpose of performing its obligations owed to Partner. Partner shall be responsible for any breach of this Agreement caused by the third party.

16.      INTELLECTUAL PROPERTY RIGHTS - WARRANTY AND INDEMNITY

         16.1 EOI warrants that it has or will obtain at its own cost and expenses all authorities and Intellectual Property Rights necessary to enable EOI to grant rights and to meet its obligations under this Agreement.

         16.2 EOI further warrants that the supply of any item of the Equipment or Services will not infringe (or cause Partner to infringe) any Intellectual Property Right of any third party. EOI shall indemnify Partner completely and at all times from all damages costs and expenses arising from any claim or demand based wholly or partly on an allegation of such infringement (including without limitation any demand or claim brought against Partner by any sub-contractor, agent, or assign of Partner or their respective officers and employees) or the actions of EOI under this Clause. EOI shall, at the request of Partner, defend or settle at EOI's own cost any or all such claims or demands. Liability of EOI under this indemnity for any amount paid by Partner to a third party arising from a claim brought against Partner shall not be subject to any limit on liability set out elsewhere in this Agreement.

                   This indemnity is subject to the following:

                   (a) Partner without delay informing EOI (as applicable) in writing of any claim made by reason of alleged infringement as aforesaid and giving EOI a reasonable opportunity to elect by notice in writing to Partner to defend or settle the claim (including by taking the actions referred to in Sub-Clause 16.3) (the "Election"). Partner may require that EOI gives to Partner reasonable security for the payment by EOI of amounts due by EOI under this Clause as a condition of the Election. If EOI makes such an Election, and subject to the grant of reasonable security as aforesaid, Partner will refrain from acting on account of such claims without the previous approval of EOI in writing (which approval may not unreasonably be withheld or delayed);

                   (b) Partner promptly informing EOI in writing if legal action is taken on account of such claim and if EOI has made the Election, EOI shall have full authority to the extent permitted by law to defend or settle the same through its counsel;

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                   (c)  if EOI makes the Election, and subject to the grant of reasonable security as referred to above, Partner refrains from all steps in any legal action which may prejudice EOI and which Partner is permitted by law to refrain from taking;

                   (d) that EOI shall not be liable under this indemnity to the extent to which the infringement or alleged infringement arises out of the use of the Equipment in combination or conjunction with any other item not supplied or manufactured by EOI, the interface with which is not contemplated by the Specification.

                   In case EOI fails to act promptly against such claims or actions once it makes the Election, Partner shall have the right to take appropriate legal action and shall be repaid any expenses incurred in so doing. If EOI exercises the Election, it shall keep Partner reasonably informed of the status of the claim and proceedings relating to the claim from time to time and shall provide Partner with documents and information reasonably requested relating to the same.

         16.3 Without derogating from any of the aforesaid, in the event of any such claim or demand, or in the opinion of EOI such a claim or demand is likely, then EOI shall at its own option and expense either:

                   (a) secure a license or any other arrangement to enable Partner to continue to use or receive the benefit of the Equipment provided by EOI; or

                   (b) modify or replace that aspect of the Equipment which is claimed to be an infringement such that it no longer constitutes an infringement. Any such modification or replacement shall not degrade performance.

         16.4 This Clause 16 provides EOI's sole liability and Partner's sole remedy for claims of infringements of intellectual property rights brought by a third party by reason of the proper use of the Equipment.

17.      INFORMATION PROVIDED BY PARTNER - EXAMINATION

         17.1 EOI shall exercise due care to ensure that any data and information, including but not limited to Site information, supplied by Partner for the performance of this Agreement is satisfactory, and shall notify Partner promptly if it is not so satisfied.

         17.2 If the notification from EOI that such information is not complete is not received by Partner within thirty (30) days after despatch by Partner of such data and information to EOI or within such further reasonable time-limit as may be granted by Partner at the request of EOI, any right of the EOI under this Agreement arising from or in any way pertinent to the completeness of the receipt or the contents of such data or information, or both them, shall be deemed to the forfeited under this Agreement.

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         17.3      For the avoidance of doubt and without prejudice to the
                   foregoing, nothing in this Article 17 shall limit the right for EOI to raise claims on the correctness and accuracy of the information.

17A      PERFORMANCE BOND

         17A.1 Not later than 30 days from the date hereof, EOI shall provide an autonomous, irrevocable and unconditional performance bond in the form attached as Annex 8 (the "Performance Bond") in an amount of [*]. The said Performance Bond in the amount of [*] shall be valid for 12 months as of the date of its issue. Thereafter, by not later than 30 days before the expiry of the said 12 months and so forth, during each year of this Agreement, EOI shall provide Partner with an autonomous, irrevocable and unconditional annual Performance Bond in the amount of [*]% of Partner's calendar annual purchasing forecast. Partner shall give EOI 72 hours prior written notice of its intention to make a demand on the Performance Bond specifying the reasons for the demand.

                   For the avoidance of doubt, it is clarified that the requirement for specification of reasons for the demand referred to above shall neither derogate nor have any effect whatsoever on the autonomous and unconditional nature of the Performance Bond, thus, after giving such notice, Partner shall have the unconditional right to demand payment under the Performance Bond, in accordance with the terms and conditions of the Performance Bond, irrespective of whether ERA and/or EOI recognizes the validity of Partner's reasons for the demand or not.

                   Upon any amount being drawn under the Performance Bond in excess of US$ [* ], EOI shall reinstate the Performance Bond to the then currently valid Performance Bond amount.

         17A.2 The Performance Bond shall be provided by EOI at its own cost and no claim will be considered by Partner on account of interest or the charges related to the Performance Bond.

         17A.3 The Performance Bond shall be issued by a first-class Israeli or other reputable international Bank acceptable to Partner.

         17A.4 The Performance Bond shall be valid through the end of the Warranty Period.

         17A.5 Partner shall be entitled to assign the benefit of the Performance Bond to a permitted assignee to whom it assigns the Agreement under Section 22.

         17A.6 In the event that the EOI fails to provide the Performance Bond in accordance with this Clause, without limiting any other remedy of Partner under this Agreement, Partner shall, notwithstanding any other provision to the contrary in this Agreement, be entitled to withhold sums due to EOI under this Agreement, until Partner holds the amount equivalent to the amount of the Performance Bond. The sums so deducted shall

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                   be held by Partner in place of the Performance Bond and
                   Partner shall be entitled to utilize such sums in the same way as if it had made calls on the Performance Bond.

18.      CONFIDENTIALITY

         18.1 The Parties undertake and agree that all the information concerning a disclosing Party and any of the disclosing Party's subsidiaries, affiliates, agents, assigns or representatives, the disclosing Party's telecommunications activities, subscribers, business, operations systems, software and any other information is confidential to such disclosing Party unless it is or becomes in the public domain other than through the default of receiving Party or its affiliates, already known to the receiving Party or received from any third party without any restriction and shall not be disclosed under any circumstances by the receiving Party, its Sub-contractors, affiliates, agents, or representatives, who shall not use the same or any part thereof or any knowledge acquired as a result of this Agreement or its dealings with any other company within the Territory.

         18.2 Partner shall be entitled to use confidential proprietary information and information referred to in Sub-Clause 18.1 for the purpose of its business carried on under the GSM License.

         18.3 The liability of the Parties under this Clause 18 shall not be excluded or limited under Clause 36.

         18.4 EOI warrants and undertakes that each of their respective employees and agents and any other person involved in the provision of any Services will comply with the terms of this Clause 18 as if they were parties thereto and shall be responsible for any breach thereof as if such breach were committed by EOI. In addition, EOI shall upon request by Partner from time to time provide Partner with a list of all its employees engaged in the performance of any Services at any Site or premises occupied or to be occupied by Partner, together with their ID ("teudat zehut") or passport numbers.

         18.5 The Parties undertake to procure that each of their respective Sub-contractor, affiliate, agent, or representative affected by this Clause 18 executes an undertaking to be bound by provisions substantially the same as those contained in this Clause 18.

         18.6 Partner may require that prior to employees of EOI or its Sub-Contractors or other persons undertaking any Services, such persons or those of them designated by Partner undertake a security briefing to be organised by Partner. Partner reserves the right to refuse to permit persons to be involved in the provision of certain Services unless approved by Partner. EOI shall have the right to have a representative present at such briefings.

         18.7 Notwithstanding the foregoing and Clause 23, either Party shall be entitled to disclose information concerning this Agreement or the other Party:

                   (a)  to the extent required by law; or

                   (b) if requested or required to do so by any court of competent jurisdiction, government, governmental agency or authority;or

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                   (c)  to a shareholder of that Party provided that each Party shall be responsible for any breach by that Party's shareholder of this Clause 18 and shall bring to the attention of the shareholder the requirements of this Clause; or

                   Partner shall be entitled to disclose information concerning this Agreement or EOI to the extent reasonably necessary in connection with the obtaining of funding. Partner shall use reasonable endeavours to secure a written confidentiality undertaking from the receiving party in this case.

                   Notwithstanding any other regulation in this Contract, Partner hereby consents to the disclosure of such information in relation to this Contract limited to information specified in the EOI's normal invoice forms issued to Partner from time to time and that may be necessary for EOI to assign any receivables to any known bank or insurance company operating under a license granted by the relevant authority in such institution's jurisdiction, but not by way of public offering document, subject to the execution by such bank or insurance company of a confidentiality undertaking conforming to the provisions of this Clause 18.

19.      LOSS AND DAMAGE, INDEMNITY

         19.1 Each Party (for purposes of this Clause - "Indemnifying Party") shall be liable for, and shall indemnify the other Party/ies (for purposes of this Clause - "Indemnified Party") against any expense, liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect to personal injury to, or death of any person arising out of any act or omission of the Indemnifying Party or of any person for whom the Indemnifying Party is responsible. Liability under this Sub-clause shall not be limited by Clause 36 which shall not apply to liability under this Sub-Clause.

         19.2 Each Party (also "Indemnifying Party") shall be liable for and shall indemnify the other Party/ies against any expense, liability, loss, claim or proceedings arising under any statute or any law in respect of loss, injury or damage to any property of another Party or of a third party insofar as loss, injury or damage arises out of any act or omission of the Indemnifying Party or any person for whom the Indemnifying Party is responsible and is not caused by the breach of this Agreement or negligence of the other Party/ies. Liability under this Sub-Clause shall not be limited by Clause 36 which shall not apply to liability under this Sub-Clause. The liability of either Party under this Sub-clause shall not exceed US$[*] for each occasion of damage, provided that the limitation of liability provided for in this Sub-Clause shall not apply to liability of the Indemnifying Party to the extent of any loss, injury or damage due to the negligence or wilful default of the Indemnifying Party or any person for whom the Party is responsible. For the purpose of this Sub-Clause, each Party shall have responsibility for its Sub-contractors.

         19.3 Subject to Clause 36, each Party shall indemnify the other Party/ies and keep the other Party/ies indemnified against any expense, liability, loss, claim or proceedings brought

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                   against or suffered by the other Party/ies as a result of
                   breach by that Party of any of its obligations and/or Warranties under this Agreement.

         19.4 In the event of any workman or other person employed by EOI or any of its respective Sub-Contractors in connection with this Agreement, suffering death or any personal injury and whether there be a claim for a compensation or not, EOI shall without delay give notice in writing of such personal injury to Partner.

         19.5 Neither Partner and/or any owner/lessor of any Site nor anyone acting on its or their behalf, shall be liable for any loss or damage, for any reason whatsoever, to any equipment, tools, materials and/or test gear of EOI or any of its Subcontractors or anyone acting or their behalf which is brought to any Site, and all such liability is hereby expressly waived by EOI, provided that the foregoing shall not apply in favor of any person who willfully caused such loss or damage.

20.      INSURANCE.

         20.1 Without derogating from EOI's liability under this Agreement or any applicable law EOI undertake to procure - through an authorized reputable insurance company (with S&P "A" rating or better or confirmation that reinsurers have S&P "A" rating or better)- and to maintain, at their sole expense, and for such time as they are required to perform any Delivery or Services hereunder or under the Maintenance Agreement and/or during the Warranty Period for any Equipment supplied hereunder, the insurances detailed hereunder (herein " EOI's Insurances"):

                   20.1.1 An Erection All Risks Insurance issued in the name of EOI and/or Sub-Contractors of any tier and/or Partner covering the following:

                   Section 1 - All Risks Property Damage in respect loss or
                               damage to property of any form forming part of the Delivery and/or Services (including incidental civil works and infrastructures of any form) occurring prior to issuance of Acceptance Certificate by Partner as well as in respect of loss or damage discovered or occurring during a maintenance period of 12 months from date of issuance of the Acceptance Certificate (herein"Insurance Maintenance Period") as a result of any insured cause which arose during the period of erection, Implementation and/or installation. This section shall be extended to cover:

                             - loss of or damage to property worked upon or
                               surrounding property subject to a limit of at least US$ 250,000.- per occurrence.

                             - loss of or damage to any equipment, tools,
                               materials and/or test gear utilised in the performance of the Delivery and/or Services.

                             - Loss of or damage to property of any form
                               forming part of the Equipment and/or Services whilst in transit into and/or within the Territory (including interim storage) either under this policy or covered under a separate policy.

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                   Section 2 - Third Party Liability Insurance issued in the
                               name of EOI and/or Sub-Contractors of any tier and/or Partner and/or those owners/lessors whom they have contracted to insure with a limit of at least US$ [*] - per occurrence and in the aggregate per Site, in respect of liability at law for death and/or bodily or personal injury and/or property damage caused by acts or omissions during the performance of the Delivery and/or Services hereunder or during the Insurance Maintenance Period.

                   The policy is to include Auto Liability (excluding such liability insured under the "Compulsory Auto Insurance") in excess of any coverage insured under a standard Auto Policy or in excess of $[*] any one event whichever is the higher.

                   Section 1 above shall include a waiver of subrogation in favor of the owners/lessors of the Sites as well as in favor of any other interested party towards whom Partner has so undertaken; provided however the said waiver shall not inure to the benefit of any person having willfully caused any loss or damage.

                   20.1.2 Employers Liability Insurance issued in the name of EOI subject to a limit of liability applicable to each policy of at least US$[*] - per occurrence and in the annual aggregate (and EOI will undertake to obtain from their Contractors or sub-contractors equivalent coverage - subject to a limit of liability of at least $[*] per occurrence and in the aggregate) covering liability at law for death, bodily injury, illness or disease sustained by any Employee engaged in the performance of the Delivery and/or Services during and as a result of performance of the Delivery and/or Services. These insurances shall be extended to indemnify Partner and/or the lessor/owner of any Site should they be deemed, for the purpose of any work related accident, to bear any duty as an employer towards such person engaged in the performance of the Delivery and/or Services. Furthermore the insurance shall include a waiver of subrogation in favor of Partner and/or such lessor/owner and anyone acting on their behalf.

                   20.1.3 Combined Products and Professional Liability Insurance issued in the name of EOI and/or Partner and/or those Landlords and/or Sub-Contractors of any tier whom they have contracted to insure subject to a limit of indemnity of a least US$ [*] - any one occurrence and US$ [*] - in the annual aggregate covering EOI's liability at law (including liability in respect of any act or omission of any person or entity acting on their behalf, whether as Sub-Contractors or otherwise) deriving from any act or omission in the performance of the Delivery and/or Services or from any defect of fault therein. This insurance shall be extended to indemnify Partner in respect of any liability deriving from the performance of the Delivery and/or Services or from any defect or fault therein. The policy will include a cross liability clause.

         20.2 The insurances noted in clause 20.1 above shall include an express condition whereby they shall take precedence over any insurance maintained by Partner and/or

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                   any Site owner/lessor and the insurers shall waive any right as to participation by Partner and/or the Site owners/lessors insurers.

         20.3 Furthermore the insurances noted in clause 20.1 above shall include an express condition whereby they shall neither be restricted, changed or cancelled without the express written permission of Partner. unless at least 60 days' prior written notice be given to Partner by registered mail.

         20.4 Within 14 days of date of execution hereof , EOI (as applicable) shall, submit to Partner Insurance Certificates duly signed by their Insurer. The submission of such certificates and/or their review or inspection by Partner, shall not relieve EOI of any of its undertakings hereunder

         20.5 In addition to the insurances noted in clause 20.1 above, where applicable, EOI shall procure (and/or undertake to obtain from their Contractors or sub-contractors confirmation that they have procured) and/or shall and maintain the following insurances in respect of any motor vehicle (including mobile cranes and any other mobile equipment) utilized in the performance of the Delivery and/or Services hereunder, respectively:

                   20.5.1 Compulsory insurance covering liability which is required to be insured under the requirements of the Vehicle insurance Ordinance [New Version], 1970.

                   20.5.2 Comprehensive motor insurance (subject to a waiver of indemnity in favor of Partner, any Site lessor/owner or anyone acting on their behalf) as well as third party liability insurance (excluding compulsory liability noted in clause 20.4.1 above) with a limit of liability of at least US$ 100,000.- which shall be extended to indemnify Partner and/or Site Lessor/owner in respect of any liability devolving upon thyem as a result of the utilization of such vehicles.

         20.6 If at any time Partner is notified by EOI's insurer/s that any of EOI's Insurances are about to be cancelled, expire or be restricted, EOI shall re-procure (and/or undertake to obtain from their Contractors or sub-contractors confirmation that they have re-procured) such insurance no later than 30 days' prior to the date of such cancellation, expiry or restriction.

         20.7 For avoidance of doubt, it is agreed the limits of indemnity noted in clauses 20.1 & 20.4 above represent a minimum requirement, EOI undertake to assess their exposure to liability and determine the limits of liability accordingly.

         20.8 Throughout the performance of this Agreement, EOI shall comply with Israeli National Insurance Law and all regulations and orders thereunder so as to ensure that all Israeli personnel employed or engaged by or on behalf of EOI in the performance of such Delivery and/or Services, shall be entitled to the full benefits under such law. The foregoing shall not apply with respect to any non-Israeli personnel engaged in the performance of this Agreement, in respect of whom EOI shall effect and maintain National Insurance and/or Workmen's Compensation Insurance as required under the

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                   law applying to the employment of such persons. Furthermore
                   EOI shall procure adequate and suitable travelers insurance on behalf of all non-Israeli personnel, whilst sojourning in the Territory (including medical expenses, hospitalization and repatriation expenses).

20A.     KEY PERSONNEL

         20A.1 EOI shall identify prior to or within 7 days of the date of the execution of this Agreement, the individuals who are necessary for the successful performance of this Agreement ("Key Personnel" or "Key Person" as appropriate) and shall furnish Partner with a statement of qualifications and past experience, for each, sufficiently complete to enable Partner to assess the ability of such Key Personnel to provide for smooth co-operation with Partner, throughout the term of this Agreement.

         20A.2 Key Personnel designated by EOI shall be subject to approval by Partner, such approval not to be unreasonably withheld. Key Personnel approved by Partner shall not be removed from the performance of the Services unless replaced with personnel of substantially equal qualifications and abilities, who are approved by Partner. Partner may require from time to time that any Key Personnel be replaced by other persons approved by Partner under this Sub-Clause if the Time
                   Schedule is not being met, or if EOI is otherwise in breach of this Agreement, or if Partner reasonably forms the opinion that such replacement will benefit the Services. Nothing in this Clause 20A shall relieve EOI of any of their obligations or responsibility for any acts or omissions of their Key Personnel under this Agreement.

21.      CHANGES

         21.1 Either Party may, at any time, by change proposal, request changes to be made to the performance of this Agreement. The other Parties shall respond to such a proposal within 14 days after receipt. Upon such change proposal being made by either Party, EOI shall provide Partner within 14 days after the date of the proposal with the proposed schedule of all alterations which would need to be made in the performance of this Agreement and, if applicable, the modified prices, as a consequence of such proposed change.

         21.2 If the Parties agreed in writing on the implementation of the proposed change, including any adjustment of the terms thereof, EOI shall proceed therewith, as agreed. It is specifically agreed that no such changes may affect any Purchase Order.

22.     ASSIGNMENT OF AGREEMENT

         22.1 Subject to Sub-Clause 22.3, 22.4 and Clause 37 (Sub-Contractor), neither Party shall assign, Sub-Contract or delegate, either in whole or in part, this Agreement or any of its rights, duties or obligations thereunder to any person or entity, use it as capital to establish a company, or set up an association with another company for its fulfilment, without prior express written approval of the other Parties.

         22.2 Notwithstanding any conditions under which either Party ("Consentor") may grant its approval to any assignment by another Party ("Assignor") the Assignor shall remain a

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                   guarantor to the Consentor of the performance in accordance with this Agreement and all applicable laws, of the assigned, subcontracted or delegated duties and obligations.

         22.3 Partner may assign all or part of the benefit of this Agreement (including this right of assignment) to:

                   (a) its lenders or financial investors and to any person upon the exercise of a power of sale by such lender or financial investor;

                   (b) a purchaser of the business of Partner or part of that business; or

                   (c)     any affiliate of Partner.

                   Partner shall give prior written notice of any assignment to ERA and EOI but shall not be required to seek their prior consent to that assignment.

         22.4 EOI may assign all or part of the benefit of this Agreement to a member of the Ericsson Group, provided that EOI (as the case may be) shall continue to be responsible for their obligations under this Agreement and provided that assignment shall not be made to a company which, in the reasonable opinion of Partner, may prejudicially affect the relations of Partner with the government of Israel or which may infringe Israeli law or policy from time to time. EOI (as the case may be) shall give Partner not less than 14 days advance written notice of any proposed assignment under this Clause setting out details of the proposed assignment and shall supply Partner forthwith upon request with such further information it may reasonably require in relation to the same.

         22.5 Notwithstanding any other regulation in this Agreement, Partner hereby consents to any assignment of any rights, of EOI in relation to any receivables arising under this Agreement, subject to all the terms and conditions of this Agreement. For the avoidance of doubt, any such assignment would in no way affect the obligations of EOI to Partner under this Agreement and would not lead to any additional obligations on the part of Partner and in particular, shall neither create any relationship whatsoever between Partner and such assignee of the Contractor, nor any obligation and/or liability of Partner towards such assignee and the provisions of this clause shall in no event be construed as inuring for the benefit of any third party whatsoever.

23.      PUBLICITY RELATED TO AGREEMENT

         23.1 Each Party shall obtain the prior express consent of the other Party (-ies) as to the issue, content and timing of any news releases, articles, brochures, advertisement, prepared speeches or other information releases related to this Agreement, to be issued by that Party, a sub-contractor or any employee, designee, assignee or consultant of that Party. Any such release shall be submitted in draft form, 14 days prior to the printing of same, to the other Party (-ies) for approval indicating the countries in which it will appear. This Sub-Clause shall only apply to Partner to the extent to which the release in question contains the name of the EOI or details of the terms and conditions of this Agreement.

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

         23.2 If requested by Partner, EOI shall negotiate in good faith to enter into a separate agreement with Partner containing those parts of this Agreement Partner is required to disclose to the Government of Israel.

24.      ARBITRATION AND APPLICABLE LAW

         24.1 This Agreement shall be interpreted, construed and governed by the laws of the State of Israel. Any dispute arising under or in connection with this Agreement shall be finally and conclusively settled under the Rules of Arbitration of the International Chamber of Commerce in Tel Aviv by three arbitrators appointed according to said rules (the "Arbitrators")

         24.2 The Arbitrators shall not be bound by the rules of evidence or procedure in conducting any arbitration hereunder. The Arbitrators' determination shall be conclusive and binding upon the Parties. All arbitration proceedings shall be conducted in English, in Tel Aviv. EOI shall bear one half of the costs of such arbitration and Partner shall bear the other half, unless the arbitration award shall determine otherwise.

         24.3      This provision shall constitute an arbitration agreement.

         24.4 EOI shall procure from each of their Subcontractors, their consent and agreement to be bound by the foregoing arbitration agreement, and to participate as a party at any such proceedings upon demand by EOI or Partner.

         24.5 Disclosure of any Confidential Information in the course of arbitral proceedings shall not derogate from either Party's confidentiality obligations under Clause 18. Such Confidential Information shall continue to be Confidential Information, subject to Clause 18. The Parties undertake and agree that all arbitral proceedings conducted under this Clause, and the results thereof, shall be kept strictly confidential in accordance with the provisions Clause 18.

25.      TIME-LIMITS

         Any time limit to which this Agreement obliges EOI or Partner shall be counted from the day following that of the event marking the start of the time limit and shall end on the last day of the period laid down. When the last day of the time limit is a Friday, Saturday or obligatory day of rest in the case of an obligation to be undertaken in Israel, or a Saturday, Sunday or legal holiday in any other case, this time-limit shall be extended to the first working day following.

26.      FORCE MAJEURE

         26.1 The term "Force Majeure" in respect of a Party means an event beyond the reasonable control of that Party without the fault or negligence of that Party, including acts of God, acts of government, fire, flood or storm damage, earthquakes, labor disputes, war, riot, or delays in the performance of its subcontractors cause by any such circumstances as referred to in this Section, but these events do not include in the case of:

                   (a) any act or omission (including delay) of a supplier, carrier, Sub-contractor, agent or representative of the Party or its Sub-contractors other than due to an event of

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                           the type described above beyond the
                           reasonable control of that person and occurring without the fault or negligence of that person;

                   (b) any failure to obtain any export or import licence or other authorisation for which EOI is expressly responsible for obtaining under this Agreement other than where such a failure is caused by an event described above, such as any government giving effect to a modification of export regulations hence prohibiting the Delivery;

                   (c) any act or omission (including delay) of an associate or affiliate of the Party or its Sub-contractors unless due to an event of the type described above beyond the reasonable control of that person and occurring without the fault or negligence of that associate or affiliate;

                   (d) lack of workers in the Territory, or other disruptions such as closure, curfew, acts of terrorism, actions regarding the "Intefada", and rainy days.

                   The Parties warrant that they are not aware of any circumstances which are likely to give rise to any labor strike, dispute or disturbance which may affect the performance of their obligations under this Agreement.

         26.2 Neither Party shall be responsible for delay in performing any obligation under this Agreement within the time limit required for such performance, due to Force Majeure affecting that Party provided that notice thereof is given to the other Parties within 10 days after such event has occurred.

         26.3 Upon the occurrence of Force Majeure, and with proper notice as set forth above, such schedule or time-limit for performance shall be extended accordingly, provided that the Party wishing to rely upon the Force Majeure event makes commercially reasonable efforts to minimise such delay. If the delay continues beyond twelve (12) months after the date of proper notice as set forth in 26.2 above, taking into account the requirements of Partner in relation to the delayed Equipment or prompt performance of any other obligation under this Agreement, Partner may, upon notice of 30 days to EOI terminate this Agreement in whole or in part, without incurring any financial obligations to EOI as a consequence of such termination..

         26.4 In the event of the occurrence of Force Majeure which will result in EOI being unable to perform their obligations under this Agreement by the date being twelve (12) months after the date of proper notice as set forth in 26.2 above, EOI shall have the right to terminate this Agreement in whole or in part by 30 days written notice to Partner, without incurring any financial obligations to Partner as a consequence of such termination.

         26.5 The following provisions shall apply in respect of termination of this Agreement for Force Majeure: the Purchase Order Price payable by Partner to EOI as applicable shall (after taking into account amounts previously paid under this Agreement) be the price (as specified in the relevant Purchase Order) of such parts of the Equipment, and Services as are Accepted at the date of termination. As for Equipment delivered but not yet Accepted by the date of termination Partner shall have the option to either (i) retain

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

                   the Equipment in consideration for paying such price that shall be mutually agreed by the parties, or (ii) notify EOI that it does not wish to retain the Equipment, in which case EOI has right to repossess the Equipment and EOI shall refund Partner all payments already made for such Equipment.

27.      TERMINATION FOR DEFAULT

         27.1      If:

                   (a) EOI (other than as a result of breach of this Agreement by Partner or due to an event of Force Majeure) is delayed in the delivery of Equipment or the performance of Services beyond any Agreement Milestone, by a period of more than 30 days in total; or

                   (b) either Party commits any material breach of the Agreement and fails to remedy such breach if it is capable of remedy, within 30 days of written notice from the other Party/ies setting out the nature of the breach or in the case of any amount payable by that Party fails to make payment within 20 days after such payment falls due for payment in the absence of a bona fide dispute as to that payment; or

                   (c) either Party becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards insolvency has been taken against it by its creditors and is not dismissed within 60 days of its commencement and fails to rectify the position within 14 days after written notice from the other Party/ies requiring it to do so; or

                   (d) either Party resorts to fraudulent practices in connection with the Agreement, especially by deceit concerning the nature, quality or quantity of goods and services required to be rendered under this Agreement or by the giving or offering of gifts or remuneration for the purposes of bribery to any person in the employ of the other Party/ies or their consultants or agents or whatever nature, acting on behalf of them and the other Party/ies gives not less than 14 days notice in writing describing the facts alleged to fall within this Paragraph;

                   the other Party/ies ("Terminating Party") may, subject to the following provisions of this Clause 27, by notice in writing to the Party concerned, terminate this Agreement.

         27.2 In the event that the Terminating Party is Partner, Partner may terminate EOI's right to proceed with the Services. In such event Partner may take over the Implementation Services, and proceed with the same to completion of the Services and may upon payment of agreed fees for licenses and products take possession of any of EOI's software, equipment to the extent reasonably required to complete the Services. Any such software shall be licensed under the terms of Clause 14 (License and Information). Risk of loss to any such equipment shall pass to Partner upon Partner taking possession thereof and title to hardware shall pass upon full payment. EOI shall procure that the aforesaid is supplied promptly to Partner and shall also procure, from any of their Sub-contractors, identical rights as are provided in this Clause; and whether or not Partner's rights herein are exercised, termination under this Clause 27 of the Agreement shall take effect immediately.

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         27.3      Notwithstanding the foregoing, Partner shall notwithstanding any termination of this Agreement, be entitled to continue to use after termination on the terms of this Agreement any Hardware or Software delivered to Partner for which Partner has made full payment, provided that this paragraph shall be without prejudice to Partner's obligations with respect to the Software under Clause 14 of this Agreement. This Clause
                   27.3 is however not applicable if EOI terminates the Agreement, or revokes an IPR license, because of material breach by Partner.

         27.4 If Partner so terminates EOI's right to proceed, EOI shall pay any reasonable increased costs occasioned by Partner in completing the Services. Partner shall take reasonable measures to mitigate its costs of doing so, provided that such steps do not hinder the Time Schedule for completion of the Services.

         27.5 Prior to issuing to EOI a notice of termination of this Agreement as a result of an event set out in Paragraph (a) of Sub-clause 27.1, Partner shall give reasonable consideration to any written submission made by EOI under which EOI proposes a plan for the completion of delivery of Equipment and/or performance of Services without additional cost to Partner so that Acceptance will occur no later than 30 days after the date for Acceptance set out in the Time Schedule. If EOI establishes that it will do so, Partner shall not unreasonably terminate this Agreement as a result of the delay in question.

         27.6 The rights of each Party under this Clause 27 are in addition to, and without prejudice to, or forfeiture of, any other rights or remedies that either Party may have under this Agreement as a consequence of any default by either Party under this Agreement, except as otherwise expressly stated.

         27.7 Prior to either Party terminating this Agreement as a result of a failure to make payment under Paragraph 27.1(b) above, the Party proposing to terminate must give notice in writing of its intention to do so no less than 5 days prior to the date upon which the Party proposes to terminate this Agreement, setting out its intention to terminate. A Party claiming that there is a bona fide dispute for the purpose of that Paragraph must, within the 20 day period referred to in Paragragh 27.1(b), give written notice to the other Parties setting out the nature of the dispute.

         27.8 If EOI become entitled to terminate this Agreement as a result of a failure by Partner to make payment, the requirements of Sub-Clause 27.7 having been satisfied and there being no bona fide dispute as to the payment, EOI may elect by notice in writing to Partner to delay the performance of their obligations under this Agreement until the payment in question has been made. The written notice shall set out the obligations proposed to be delayed.

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         27.9      If EOI is in breach of this Agreement and fail to provide any
                   Equipment or Services in accordance with this Agreement within the Time Schedule required by this Agreement and Partner would be entitled to terminate this Agreement as a result thereof under Clause 27.1, Partner reserves the right in lieu of termination to purchase and/or use hardware, software or services from or through a third party. Partner shall in such case have the right to deduct the cost of hardware and software so purchased that are functionally identical to Hardware and Software ordered by Partner but not yet delivered by EOI. EOI shall not be responsible for the quality of such hardware, software or services purchased and/or used by Partner, or its compatibility with the Equipment.

         27.10 Termination under this Clause 27 shall be without prejudice to rights accrued to either Party prior to termination.

27A.     TERMS AND TERMINATION FOR CONVENIENCE

         27A.1 This Agreement shall be valid and bind the parties hereto for the period of the Term, and any extension thereof, if and to the extent Partner exercises its Option. Notwithstanding the aforesaid, Partner may terminate this Agreement for its convenience at any time upon [*] . In the event of such termination by Partner, it is agreed that the termination charges shall be the reasonable cost incurred by EOI in connection with the performance of the the obligations under this Agreement prior to termination, including reasonable costs incurred with respects to termination and settlement with their Sub-contractors or suppliers as a result of such termination, and including a reasonable return on costs incurred for the period pending termination. The parties shall negotiate in good faith regarding the termination charges. EOI shall use commercially reasonable endeavours to minimise such costs and ensure that such costs are reasonable in all the circumstances. EOI shall comply with Partner's reasonable directions regarding reduction of such costs.

         27A.2 EOI shall notify Partner of all proposed settlements with their Sub-contractors in the event of termination and shall not enter into any binding settlement until Partner has approved the proposed settlement.

         27A.3 For Equipment and materials that were not yet shipped to Partner, EOI shall not be entitled to require Partner to take and pay for such Equipment or materials unless such Equipment or materials were purchased or manufactured specifically for the purposes of, and irrevocably allocated by EOI to the performance of, this Agreement, and are perfect and fit for use and cannot be used by EOI for any alternative purposes.

         27A.4 Direct and indirect costs shall for the purpose of this Clause 27A be determined in accordance with the EOI's regular accounting procedures consistent however with generally accepted accounting principles and, if required by Partner, verified by the EOI's independent auditors or a reputable firm of accountants reasonably acceptable to both parties. Partner shall pay EOI the termination charges within 30 days following

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                   agreement of such total costs with Partner. Payment
                   shall be in the amount of the total termination charges, less the following:

                   (a) amounts previously paid by Partner to EOI with respect to the performance of Equipment and Services prior to termination; and

                   (b) amounts representing EOI's total cost of items of Equipment or Spare Parts not desired by Partner which EOI elects to retain for its use and less Equipment referred to in Sub-Clause 27A.3 which EOI is not entitled to require Partner to take.

         27A.5 In the event of such a termination, all Equipment and Spare Parts supplied or allocated under or for the purpose of this Agreement except as specified in paragraph (b) above shall, except for any Intellectual Property Rights, become the property of Partner upon payment in full for the same.

         27A.6 In the event of termination of this Agreement under this Clause 27A, EOI shall, at Partner's first demand, vacate all Sites from any person or body.

28.      INCENTIVE VOUCHER - ENTITLEMENT AND EXERCISE

         28.1 Upon reaching the purchase milestone set out in Annex 5, Partner shall be entitled to receive from EOI Incentive Vouchers in accordance with Annex 5 which may be exercised with respect to additional purchases to be made under this Agreement, subject to the terms set out below.

         28.2 Subject to any event under 28.1, each Incentive Voucher will be exercisable in accordance with the provisions of the Incentive Vauchers Scheme attached hereto and marked as Annex 5.

         28.3 The Incentive Vouchers may not be exchanged. The sole benefit to be derived from them is in accordance with the specific terms set out herein.

         28.4 Amounts subtracted as a result of the exercise of Incentive Vouchers shall be excluded from the valuation of purchases for purposes of issuance of additional Incentive Vouchers.

29.      GOVERNMENTAL AUTHORISATION

         EOI, as the case may be, shall be responsible for obtaining all necessary governmental authorisations, including but not limited to, for export or import licenses necessary for the import of the Equipment into the Territory and for the performance of all of EOI's obligations hereunder. Without derogating from EOI's or EOI's responsibilities set out in this Clause, and at EOI's specific request thereof, Partner shall assist EOI in receiving such authorisations. If Partner is unable to provide such assistance, this shall not be deemed as any a of obligations under this Clause.

30.      LANGUAGE AND COMMUNICATION

         30.1 The Agreement and all documentation and communications required thereunder shall be in the English language. All Documentation shall be provided in English but Partner shall have the right to make one or more translations all or part of the same, provided that for the purpose of this Agreement, the English version shall prevail.

         30.2 All communications pertinent to this Agreement shall be made or confirmed in the English language in writing, including facsimile.

31.      NOTICES AND REPORTS

All notices and reports to be provided to Partner or EOI pursuant to this Agreement shall be sent to Partner or EOI as follows:

PARTNER
Name:      Menachem Tirosh
Company:   Partner Communications Company Ltd.
Address:   8 Amal Street, Afek Industrial Park, Rosh Ha'ayin 48103,
           Israel.

EOI
Name:      Bo Andersson
Company:   LM Ericsson Israel Ltd.
Address:   17 Amal Street
           Afek Industrial Park
           Rosh Ha'ayin 48092, Israel

or such other address as may be notified to the other Parties in accordance with this Clause.

32.      WAIVER AND APPROVAL

         No failure or delay on the part of either Party in exercising any right, power or remedy hereunder, shall operate as a waiver of any such right, remedy or power. Any approval or consent given by a Party shall not constitute a binding precedent or create any operative custom between the Parties, nor constitute acceptance by that Party of any liability with respect to the subject-matter of such approval or consent, except as expressly stated herein. Any amendment of this Agreement, and any waiver on the part of any Party of any provision of this Agreement, shall be effective only if expressly made in writing, in accordance with the terms hereof.

33.      ENTIRE AGREEMENT

         This Agreement constitutes the entire Agreement and shall apply in connection with the subject matter hereof, and there are no other agreements or understanding, written or oral, except as provided herein. Any amendments to or modification of this Agreement except in writing signed by the authorised representatives of the Parties hereto, shall be void and of no effect.

34.      NO PARTNERSHIP

         The status of EOI hereunder is and shall be deemed, for all purposes, to be of an independent contractor. In no event shall there be deemed to be an employee-employer relationship between EOI, or any of their Sub-contractors or their respective employees, and Partner, and nothing herein shall be construed to create or evidence a partnership or joint venture relationship, or one of agency, between the Parties.

35.      SEVERABILITY

         35.1 The whole or any part of any Clause in this Agreement that is illegal or unenforceable:

                   (1)     will be:

                           (a) read down to the extent necessary so that it is legal and enforceable; or

                           (b)      severed (if cannot be read down in
                                    accordance with Sub-Clause (a); and

                   (2) will not affect the continued operation of the remaining provisions of this Agreement.

36.      GENERAL LIMITATION OF LIABILITY

         36.1 Except as expressly provided in this Clause 36 or elsewhere in this Agreement, neither Party shall in any event be liable to the other Party/ies under this Agreement for loss of production, loss of profit, loss of use, loss of business, loss of data or revenue or for any special, indirect, incidental or consequential damages, whether or not the possibility of such damages could have been reasonably foreseen.

         36.2 Neither Party shall be liable in relation to any breach of this Agreement or act or omissions of that Party in relation to the obligations under this Agreement (including, in the case of liability of EOI amounts paid EOI to Partner by way of refunds but excluding Liquidated Damages and amounts paid under the Performance Bond) for an amount exceeding the greater of (i) [*] percent ([*]%) of the total value of all Purchase Orders of Equipment and/or Services ordered during the twelve (12) months prior to the breach, or (ii) [*] US Dollars.

         36.3      [*]

         36.4 No action, regardless of form, arising out of any alleged breach of this Agreement or obligations under this Agreement may be brought by either Party in relation to a claim after the expiration of three years after that Party become aware of all facts relevant to the claim.

         36.5 A Party suffering loss or damages shall take reasonable measures to limit such loss or damage.

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                                                                              48

37.      SUB-CONTRACTORS

         37.1 EOI may appoint Sub-contractors to execute any part of the obligations under this Agreement subject to the following.

                   (a) EOI shall obtain Partner's Project Manager's prior written approval (such written approval not being unreasonably withheld) to the identity of that Sub-contractor and the general terms of the Sub-contract (prices and fees will not be disclosed). Such approval shall not be required in relation to the appointment of a member of the Ericsson Group as Sub-contractor. EOI shall in any event be responsible for any act or omission of such Sub-Contractor and the acts of such Sub-contractor shall be deemed to be acts of EOI for the purpose of this Agreement.

                   (b) The Sub-contractor must enter into a written undertaking with Partner in terms reasonably acceptable to Partner if required by Partner.

         37.2 Any performance undertaken by a Sub-Contractor of EOI shall be performed for the benefit of, and the provisions of any related subcontracting agreement shall inure to the benefit of Partner as a "third party beneficiary". Any rights which ERA and/or EOI may have or accrue in relation to such a Sub-Contractor's obligations under the Sub-contract, including, for avoidance of doubt, any member of Ericsson Group, shall be afforded by the parties thereto to Partner, without affecting any of EOI's or its Sub-contractor's obligations under such Sub-Contract and without Partner assuming or being deemed to have assumed, any of EOI's obligations thereunder. Partner may, without limiting the foregoing, in its discretion, require EOI to take such legal action as Partner reasonably requests against any such Sub-contractor.

         37.3 EOI shall indemnify Partner and keep Partner indemnified against any claim by a Sub-Contractor of EOI arising in connection with this Agreement, other than to the extent caused by the breach by Partner of this Agreement. Clause 36 shall not apply to this indemnity and this indemnity shall not be limited by that Clause provided however that this indemnity is subject to the following:

                   (a) Partner without delay informing EOI in writing of any such claim and giving EOI a reasonable opportunity to elect by notice in writing to Partner to defend or settle the claim (the "Election"). Partner may require that EOI gives to Partner reasonable security for the payment by EOI of amounts due by EOI under this Clause as a condition of the Election. If EOI makes such an Election, and subject to the grant of reasonable security as aforesaid, Partner will refrain from acting on account of such claims without the previous approval of EOI in writing (which approval may not unreasonably withheld or delayed);

                   (b) Partner promptly informing EOI in writing if legal action is taken on account of such claim and if EOI has made the Election, EOI shall have full authority to the extent permitted by law to defend or settle the same through its counsel;

                   (c) if EOI makes the Election, and subject to the grant of reasonable security as referred to above, Partner refrains from all steps in any legal action which may prejudice EOI and which Partner is permitted by law to refrain from taking.

                   In case EOI fails to act promptly against such claims or actions once it makes the Election, Partner shall have the right to take appropriate legal action and shall be repaid any expenses in so doing. If EOI exercises the Election, it shall keep Partner reasonably informed of the status of the claim and proceedings relating to the claim from time to time and shall provide Partner with documents and information reasonably requested relating to the same.

         37.4 Each party shall be liable to the other party for the acts or omissions of its Sub-contractors and shall indemnify the other party and keep the other party indemnified from and against any and all claims, actions, proceedings, losses, liabilities and expenses arising from such acts or omissions. Clause 36 shall not apply to this indemnity and this indemnity shall not be limited by that Clause.

         37.5 Without limiting the foregoing, upon any termination of the Agreement in whole or in part, EOI shall, upon demand by Partner, assign all or such portion requested of EOI's rights under its Sub-Contracts with respect to the Services to Partner, without prejudice to any other rights of Partner under the Agreement and without limiting any of the EOI's obligations under such Sub-Contract or hereunder.

38.      SURVIVAL

         38.1 Provisions contained in this Agreement that are expressed or by their sense and context are intended to survive the expiration or termination of this Agreement shall so survive the expiration or termination, including but not limited to Clauses 10 (Warranty), 14 (Licensed and Information), 15 (Source and Object Codes), 16 (Intellectual Property), 18 (Confidentiality) and 24 (Arbitration and Applicable Law).

         38.2 The validity of this Agreement is subject to the approval of the Board of Directors of Partner.

For and on behalf of:

Partner Communications Company Limited                             "Partner"

______________________________                                     Signature
______________________________                                     Name Printed
______________________________                                     Position
______________________________                                     Date

For and on behalf of:

LM Ericsson Israel Ltd.                                           "EOI"

______________________________                                     Signature
______________________________                                     Name Printed
______________________________                                     Position
______________________________                                     Date

                                SUPPORT AGREEMENT


                                    AGREEMENT

                                    REGARDING

                                SUPPORT SERVICES

                                     BETWEEN

                       PARTNER COMMUNICATIONS COMPANY LTD

                                       AND

                             LM ERICSSON ISRAEL LTD

                                SUPPORT AGREEMENT


 CONTENTS
1         Heading                                                                       3
2         Preamble                                                                      3
3         Definitions                                                                   3
4         Scope of Agreement                                                            4
5         Agreement documents and amendments                                            5
6         Scope of Services                                                             5
7         Prices                                                                        5
8         Terms of payment                                                              6
9         General Partner's Obligations                                                 7
10        EOI's general obligations                                                     8
11        Exclusions                                                                   10
11A       Delays And Liquidated Damages                                                10
23.       Governing law and dispute resolution                                         19
24        Waivers And Remedies                                                         20
25        Amendments                                                                   20
26        Survival                                                                     20

                                SUPPORT AGREEMENT

1        HEADING

         This Agreement has this day November 25th, 2002, been entered into by and between:

         PARTNER COMMUNICATIONS COMPANY LTD., with its registered place of business in 8 Amal St., Afek Industrial Park, Rosh Ha'ayin 48103 Israel (hereinafter called "Partner") and

         LM ERICSSON ISRAEL LTD., with its registered place of business in 17 Amal St., Afek Industrial Park, Rosh Ha'ayin 48092 Israel (hereinafter called "EOI")

2        PREAMBLE

         WHEREAS, Partner has purchased GSM and GPRS Systems, as well as other ancillary systems and sub-systems and other Telecommunication Equipment from Ericsson Radio Systems AB, currently renamed Ericsson AB (hereinafter "Ericsson") in accordance with the Supply and Installation Contracts;

         WHEREAS, Partner would like to acquire Services for the Systems and the Telecommunication Equipment from EOI;

         WHEREAS, EOI would like to supply such Services to Partner in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows.

         Partner and EOI are hereinafter also called individually the "Party", or, collectively, the "Parties".

3        DEFINITIONS

         The following expressions shall have the meaning hereby assigned to them, unless the context would obviously require otherwise.

         AGREEMENT - shall mean this agreement regarding the Services entered into between the Parties and shall include all of its Annexes and any amendments thereto.

         DOCUMENTATION - shall mean all of the documentation provided under the Supply and Installation Contracts.

         ERICSSON GROUP - shall mean Telefonaktiebolaget LM Ericsson (publ) and its Subsidiaries.

         HARDWARE - shall mean any and all hardware parts supplied or to be supplied under the Supply and Installation Contracts, including all Documentation relating thereto and specified in ANNEX 2.

                                SUPPORT AGREEMENT

         PROCEDURES MANUAL - The description of the pre agreed and defined daily working procedures to be applied by EOI and Partner, and shall cover areas such as processes, contact lists, escalation flows, meetings and measurement procedures. The Procedure Manual shall be attached hereto as ANNEX "5" and shall be updated from time to time and in any event of integration of a new platform into the network.

         SERVICES - shall mean the support and maintenance services to be provided by EOI to Partner under this Agreement, as described in the Service Specification forming ANNEX 3 hereto and in accordance with the provisions of ANNEX 2.

         SERVICE SPECIFICATION - shall mean the specification to each of the Services. as specified in ANNEX 3 hereto.

         SOFTWARE - shall mean any and all software parts supplied or to be supplied under the Supply and Installation Contracts, including all Software corrections, Software Updates and Software Upgrades (as defined in the Supply and Installation Contracts) and all Documentation related thereto, and specified in ANNEX 2.

         SUBSIDIARIES - shall mean any entity in which (i) fifty (50) per cent or more of the share capital is, directly or indirectly, owned or otherwise controlled, or (ii) fifty (50) per cent or more of the voting power can be, directly or indirectly, exercised or otherwise controlled by Telefonaktiebolaget LM Ericsson (publ).

         SUPPLY AND INSTALLATION CONTRACTS - shall mean the agreements entered into between the Parties hereto and Ericsson, for the supply and installation of GSM and GPRS Systems and Telecommunication Equipment, including any amendment thereto, to which this Agreement is an Annex.

         SYSTEMS - shall mean the Hardware and Software jointly forming the GSM and GPRS Systems specified in the Supply and Installation Contracts, as well as all other ancillary systems and sub-systems purchased by Partner from Ericsson and/or EOI.

         TELECOMMUNICATION EQUIPMENT - shall mean the Hardware and Software purchased by Partner under the Supply and Installation Contracts.

         Other capitalised expressions used in this Agreement shall have the meaning assigned to them in the Supply and and Installation Contracts or elsewhere in this Agreement.

4        SCOPE OF AGREEMENT

         Upon the terms and conditions set forth in this Agreement, Partner shall order and purchase from EOI and EOI shall provide the Services to Partner. Any specific terms and conditions relating to the respective Service shall be set out in the applicable Service Specification.

                                SUPPORT AGREEMENT

5        AGREEMENT DOCUMENTS AND AMENDMENTS

5.1 This Agreement shall consist of this Agreement document and the following attached Annexes as may be amended from time to time. The documents shall prevail between themselves in the order listed below:

         This Agreement document

         ANNEX 3  Service Specifications;

         ANNEX 2  Hardware and Software covered by the Services;

         ANNEX 5  Procedures Manual

         ANNEX 4  Prices;

         ANNEX 1  List of Annexes;

5.2 The Annexes to this Agreement, which are listed in Annex 1, shall hereinafter by reference form an integral part of this Agreement.

5.3 This Agreement may be modified only by a written document duly signed by authorised representatives of both Parties and referencing this Agreement.

6        SCOPE OF SERVICES

         The scope of Services provided for by EOI under this Agreement shall be specified in one Service Specification per Service feature included in Annex 3.

7        PRICES

7.1      The annual charges shall be as follows:

         (i) For year 2002 - a cap of $[*] US dollars), subject to the provisions of Clause 7.1(ix) below.

         (ii) For year 2003 - a cap of $[*] US dollars), subject to the provisions of Clause 7.1(ix) below.

         (iii) For year 2004 - a cap of $[*] US dollars), subject to the provisions of Clause 7.1(ix) below.

         (iv) The annual charges for year 2005 and onwards shall be negotiated in good faith between the Parties.

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                                SUPPORT AGREEMENT

         (vi) The annual charges for years 2002-2004, as mentioned above, include the following Services: System Support Premium Service in accordance with Annex 3a and 4a, Software Base Subscription service in accordance with Annex 3c and 4c, and System Support Test Plant in accordance with Annex 3f.

         (vii) The annual charges for years 2002-2004, as mentioned above, shall also include Software Deployment Service in accordance with Annexe 3d, in accordance with the provisions of Annex 4d.

         (viii) The annual charges for years 2002-2004, as mentioned above, do not include the following Services, which shall be paid separately: Spare Parts Replacement service in accordance with Annexes 3b and 4b and Operational Assistance Services in accordance with Annexes 3e and 4e.

         (ix) In addition, the annual charges for years 2002-2004, as mentioned above, do not include Equipment that was purchased after 12.6.2002. For such Equipment, fees and charges for Services are set out in ANNEX 4 for each individual Service.

         (x) All prices are exclusive of VAT. Withholding Tax may be deducted by Partner if and to the extent necessary under any applicable law and Partner shall provide EOI with applicable documentation of such deduction. New Taxes, duties or levies shall be borne in accordance with the applicable provisions of the relevant law.

7.2 Any overdue payment shall carry an interest at a rate of LIBOR + [*]% per annum on the amount of the delayed payment.

8        TERMS OF PAYMENT

8.1 Payments for Services shall be made by Partner, after issuance of the relevant Purchase Order (according to the procedure described in Supply and Installation contract) and in arrears by not later than the lapse of [*] days from [*] ("The due date"), subject to receipt of an invoice by not later than [*] days before the due date, unless Partner has failed to issue the applicable Purchase Order by the last day of [*]. For the avoidance of doubt, it is clarified that in the event Partner did not receive EOI's invoice by [*] days before the due date, provided that EOI has received Partner's Purchase Order by the last day of the second month of [*], the payment date shall be postponed correspondingly.

8.2 Notwithstanding the provisions of Clause 8.1 above, the terms of payment for Operational Assistance Service (Annex 3e), shall be as follows - Partner shall issue a Purchase Order on a quarterly basis in advance. EOI shall provide Partner with an invoice on a monthly basis

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                                SUPPORT AGREEMENT

         pertaining to Services rendered in the previous month and payment shall be made within [*] days from the date of receipt of EOI's invoice.

8.3      The payment Currency shall be US Dollars.

9        GENERAL PARTNER'S OBLIGATIONS

         In order for EOI to be able to supply the Services to Partner in a professional and timely manner, Partner shall:

         a allow EOI designated personnel access to the Systems and/or relevant Telecommunication Equipment, including through remote means, agreed by Partner and defined and specified in the Service Specification, subject to compliance by EOI and its designated personnel with Partner's access and security requirements and

         b provide necessary operating supplies and consumables such as paper, magnetic tapes, ribbons, cards, format tapes, disc cartridges and such similar items as Partner would use during normal operation other than materials supplied by EOI not readily available from alternative sources and, if the Services are performed at Partner's premises and Sites, provide EOI's personnel with an unbarred telephone line(s) and fax machine at such Partner premises and Sites; and

         c provide EOI with statistical information regarding the performance of the Systems to the extent reasonably required by the Procedures Manual and all available information regarding any changes and modifications to the System carried out by Partner, other than through or with the knowledge of EOI, as well as information regarding any installed third-party hardware or software, installed by Partner, other than through or with the knowledge of EOI, that in the reasonable opinion of Partner may affect the performance of the System and Service; and

         d carry out the recommended operation and maintenance of the Systems in accordance with the reasonable requirements of the Documentation; and

         e     comply with EOI's reasonable instructions concerning:

         - handling of Software, Hardware and Documentation for the respective Service;

         - disposal of defective or replaced Software, Hardware or Documentation; and

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                                SUPPORT AGREEMENT

         f implement (deploy) Software Updates and Software Upgrades in the System (if done by Partner) within no more than 60 days from the receipt thereof, unless agreed otherwise between the Parties and, during the term of this Contract, to keep all relevant Software licenses purchased by Partner independently (i.e., not through EOI) from any third party valid.

         g it shall appoint a suitable representative/s for the purpose of liaison with EOI relating to the Services, with adequate knowledge of the respective Service provided.

         h Provide a representative to be present at Partner's Site whenever EOI is performing Services on Site.

10       EOI'S GENERAL OBLIGATIONS

10.1 EOI shall provide the Services during the Term in a timely and diligent manner, at the highest professional standards and to the full satisfaction of Partner.

10.2 Without limiting the warranties and representations of EOI under the Supply and Installation Contracts, EOI covenants, warrants and represents that:

         a It has all the skills, qualifications and expertise that is necessary in order to conduct the Services in a professional manner and in accordance with the terms and conditions included in this Agreement; and

         b it shall appoint a suitable representative for the purpose of liaison with Partner relating to the Services and, for purposes of rendition of the Services, it shall assign personnel with expert knowledge of the respective Service provided; and

         c Perform all EOI's obligations as included in the applicable Service Specification or elsewhere in the Supply and Installation Contracts and in this Agreement; and

         d ensure that all its personnel including subcontractor's personnel conform to Partner's requirement for access to the Systems and security policy when work is carried out on Partner's premises or the premises of Partner's end-users.

10.3 EOI acknowledges that its obligation to provide Services under this Agreement extends to the provision of those Services in respect of the Systems, Telecommunication Equipment, Hardware, Software, Software Updates, Software Upgrades and software features acquired by Partner. EOI shall supply all Software Updates to Partner at no extra charge. It is further agreed that:

                                SUPPORT AGREEMENT

         a EOI shall give Partner as much advance notice in writing as is reasonably possible in relation to proposed Software Updates and/or Software upgrades; and

         b EOI shall agree with Partner upon the manner and timetable of implementation of Software Updates and/or Software Upgrades and shall follow Partner's reasonable instructions to minimize disruption to the business of Partner; and

         c EOI shall provide Software Updates and/or Software Upgrades for all Hardware and Software purchased or licensed by Partner, and maintained under this Agreement such that they are running the latest version released by Ericsson, subject to Partner's request to purchase such latest version of Software Updates and/or Software Upgrades.

         d. EOI shall provide Partner with any Service under this Contract purchased by Partner provided that Partner shall maintain its System running under a Software Upgrade release version that is not more than either (i) one year old, or (ii) is no more than one Software Upgrade GA release versions old, the later of which.

               For the avoidance of doubt, it is clarified that in the event Partner's System shall run a Software Upgrade release version that is more than either (i) one year old, or (ii) is more than one Software Upgrade GA release versions old, EOI shall remain obliged to provide Partner with (a) any and all Services for Emergency Situations in accordance with the Resolution Times and all other applicable provisions of this Agreement; and (b) any and all other Maintenance Services that EOI is capable of rendering, but with respect to such other Services, EOI shall not be committed to the Resolution Times set under this Agreement with respect of said other Services.

10.4 If EOI fails to provide the Services in accordance with the Response Times or otherwise in the manner and time schedule required by this Agreement, due to reasons other than such attributable directly and exclusively to Partner (including in situations where Partner is an exclusive intermediary), Partner may remedy the relevant fault or defect itself and/or through any third party and recover the market cost, applicable under the relevant circumstances, from EOI. That remedy will not invalidate EOI's representations, warranties or obligations under this Agreement except to the extent that Partner or any third party on its behalf, causes physical damage to any part of the Systems or causes a non-compliance of the Systems with the Specifications and/or the GSM or GPRS standards, as the case may be.

         Partner undertakes to provide EOI with notice of its intention to remedy the relevant fault or defect as aforesaid. However, failure by Partner to provide EOI with said notice shall not derogate from Partner's rights under this clause.

10.5 EOI shall provide Partner's test labs with the Services in accordance with the provisions of ANNEX "3F".

                                SUPPORT AGREEMENT

11       EXCLUSIONS

11.1     The Services provided in accordance with this Agreement do not include:

         a Items of hardware and software that are not listed in ANNEX 2. Notwithstanding the aforesaid or any other provision to the contrary in this Agreement, the Services provided in accordance with this Agreement shall apply to any and all Equipment purchased by Partner from EOI in accordance with the provisions of the Supply and Installation Contracts (which should be added to the list in Annex 2), whether or not such Equipment was in fact added, save for such Equipment that the Parties have agreed in writing that all or certain specific Services shall not apply thereto.

         b Hardware or Software damaged due to poor packing by Partner upon return of equipment to EOI, or damaged due to the failure by Partner to use the Hardware or Software in accordance with the reasonable requirements of the Documentation;

         c any change or modification to the Hardware or Software, other than by normal maintenance and operation undertaken by Partner, in accordance with the Documentation, or those included in this Agreement and the Service Specification through updating of the relevant Annexes; and

         d     consumables, such as fuses and lamps.

         e Warranty Claims shall not be applicable to damages which are the result of Partner's wrongful handling, or in contradiction to the provisions of the Procedures Manual or in cases of Force Majeure.

11A      DELAYS AND LIQUIDATED DAMAGES

11A.1 In the event that any of the Services are not executed in accordance with the terms of and within the respective times stipulated in this Agreement, other than by reason of an event of excusable delay (as defined in Clause 11A.2 below), Partner shall be entitled to Liquidated Damages with regard to these Services, the amount of which shall be calculated in accordance with this clause, without having to prove actual damage in conformity with the sums payable as Liquidated Damages as specified below.

11A.2    The following are events of excusable delay:

         a A Force Majeure event causes delay to EOI in the execution of that part of the Services, provided that EOI has complied with all of its obligations under this Agreement in relation to that event.

         b A failure by Partner to perform an obligation for which Partner is stated to be responsible under this Agreement (other than an obligation to pay money) causes delay to EOI in the execution of a related part of the Services.

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               Each party shall promptly give an advanced written notice to the other party if it is likely to become unable to perform an obligation in circumstances where a delay is thereby likely to be caused, and shall also specify in such notice the estimated period of the possible delay.

               For an event to be an event of excusable delay, EOI must have used and continue to use all reasonable endeavors to avoid and minimize the delay and promptly give Partner notice of the relevant event and the period of extension to which it considers itself entitled.

11A.3    EOI agrees that it shall pay to Partner by way of Liquidated Damages:

         a With respect to each incident which commences during the Warranty Period and/or after the expiration thereof, and which constitutes an Emergency Situation, US$ [*] for each full [*] hour of delay in complying with the Resolution Times, whether for a Remedy and/or a Solution, as the case may be, up to a maximum per incident of [*]% of the then relevant annual charge for the System Support Premium Service;

11A.4 With respect to delays in provision of Services in relation to High Problems, EOI shall pay Liquidated Damages in accordance with the following provisions:

         a With respect to each incident which commences during the Warranty Period and/or after the expiration thereof, US$ [*] for each full [*] hours of delay in complying with the Resolution Times set for the provision of a Remedy, and/or for each full [*] hours of delay in complying with the Resolution Times set for the provision of a Solution, up to a maximum per incident of [*]% of the then relevant annual charge for the System Support Premium Service;

11A.5 With respect to delays in provision of Services in relation to Medium Problems, EOI shall pay Liquidated Damages in accordance with the following provisions:

         a With respect to each incident which commences during the Warranty Period and/or after the expiration thereof, US$ [*] for each full [*] hours of delay in complying with the Resolution Times set for the provision of a Remedy, and/or for each full [*] hours of delay in complying with the Resolution Times set for the provision of a Solution, up to a maximum per incident of [*]% of the then relevant annual charge for the System Support Premium Service;

11A.6 With respect to delays in provision of Services in relation to Low Problems, EOI shall pay Liquidated Damages in accordance with the following provisions:

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         a     With respect to each incident which commences during the Warranty
               Period and/or after the expiration thereof, US$ [*] for each full [*] hours of delay in complying with the Resolution Times set for the provision of a Remedy, and/or for each full [*] hours of delay in complying with the Resolution Times set for the provision of a Solution, up to a maximum per incident of [*]% of the then relevant annual charge for the System Support Premium Service;

11A.7    For the purpose of the foregoing provisions:

         a an incident with respect to which EOI has purported to respond in accordance with this Agreement shall be regarded as separate and distinct from a latter incident separately reported to EOI by Partner, even if it is of an on-going or similar in nature;

         b in the case of contemporaneous incidents, the defects must be of material difference or effect different parts of the relevant System or Telecommunication Equipment, in order to constitute separate incidents, provided that if the remedy of one part of the System or Telecommunication Equipment will automatically remedy the other part of the System or Telecommunication Equipment, this will be regarded as a single incident; and

11A.8 It is further agreed between the parties hereto, that notwithstanding any other provision to the contrary herein, the annual limit on any Liquidated Damages payable by EOI to Partner under this Maintenance Agreement is set on US $[*].

11A.9 The Parties recognise that the above sums are reasonable pre-estimates of the damage which may occur to Partner, whether such damage shall actually materliaze or not, taking into account all the relevant information available at the time of signature of this Agreement and that such sums are Liquidated Damages and in no way to be considered as penalties.

11A.10 In the event of delayed provision of Services, EOI shall take all reasonable remedial action to minimize the delay. Nothing in this Clause shall be construed as limiting the rights of Partner to terminate this Agreement in whole or in part or take other action in accordance with any provision of this Agreement as a consequence of such late provision of Services.

11A.11 The payment of Liquidated Damages shall not relieve EOI from the obligation to provide Services in accordance with this Agreement.

11A.12 Partner shall be entitled to withhold and set-off from any amount owed to EOI under this Agreement, any amount which Partner is owed by, or otherwise entitled to receive from, EOI by way of Liquidated Damages under this Agreement.

12.      INDEMNIFICATION

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12.1     Each party ("Indemnifying Party") shall be liable for, and shall indemnify the other party ("Indemnified Party") against any expense, liability, loss, claim or proceedings whatsoever arising under any statute or at common law in respect to personal injury to, or death of any person arising out of any act or omission of the Indemnifying Party or of any person for whom the Indemnifying Party is responsible in relation to this Agreement or the Services. Liability under this Sub-clause shall not be limited by Sub-Clauses 12.5 or 12.6, which shall not apply to liability under this Sub-Clause.

12.2 Each Party (also "Indemnifying Party") shall be liable for and shall indemnify the other party against any expense, liability, loss, claim or proceedings arising under any statute or at common law in respect of loss, injury or damage to any property of the other party or of a third party insofar as loss, injury or damage arises out of any act or omission of the Indemnifying Party or any person for whom the Indemnifying Party is responsible and is not caused by the breach of this Agreement or negligence of the other party. Liability under this Sub-clause shall not be limited by Sub-Clauses 12.5 or 12.6 which shall not apply to liability under this Sub-Clause. The liability of either party under this Sub-clause shall not exceed US$ [*] for each occasion of damage, provided that the limitation of liability provided for in this Sub-Clause shall not apply to liability of the Indemnifying Party to the extent of any loss, injury or damage due to the negligence, breach of contract or wilful default of the Indemnifying Party or any person for whom the Indemnifying Party is responsible. For the purpose of this Sub-clause, each party shall have responsibility for its Sub-contractors.

12.3 Subject to Sub-Clauses 12.5 and 12.6 each party shall indemnify the other party and keep the other party indemnified against any expense, liability, loss, claim or proceedings brought against or suffered by the other party as a result of breach by the other party of this Agreement.

12.4 In the event of any workman or other person employed by either Party, or its respective Sub-contractor, in connection with this Agreement, , suffering death or any personal injury and whether there be a claim for a compensation or not, either Party shall without delay give the other Party notice in writing of such personal injury or death.

12.5 Except as expressly provided in this Clause 12 or elsewhere in this Agreement, neither party shall in any event be liable to the other party under this Agreement for loss of production, loss of use, loss of business, loss of data or revenue or for any special, indirect, incidental or consequential damages, whether or not the possibility of such damages could have been reasonably foreseen.

12.6 Neither party shall be liable in relation to any breach of this Agreement or act or omissions of that party in relation to each year of this Agreement (including amounts paid by EOI to Partner by way of refunds but excluding Liquidated Damages) for an amount exceeding [*]% of the annual charges for that year (means four Quarterly Fees).

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12.7     The limitation of liability provided for in Sub - Clauses 12.5 and 12.6 shall not apply with respect to damages related to a breach of the obligations under the Confidentiality Clauses of the Supply and Installation Contracts and with respect of the indemnity provided for under Clauses 19.4 and 19.5 below (Sub-contractors).

12.8 No action, regardless of form, arising out of any alleged breach of this Agreement or obligations under this Agreement may be brought by either party in relation to a claim after the expiration of two years after the Project Manager of that party, or any person senior to him/her, becomes aware of all facts relevant to the claim.

12.9 A Party suffering loss or damage shall take reasonable measures to limit such loss or damage.

13.      FORCE MAJEURE

13.1 The term "Force Majeure" in respect of party means an event beyond the reasonable control and without the fault or negligence of that party or its Sub-Contractors or suppliers hereunder, including acts of God, acts of government, fire, flood or storm damage, earthquakes, labour disputes, war or riot but does not include in the case of EOI:

         a any act or omission (including delay) of a supplier, carrier, sub-contractor, agent or representative of EOI or its Sub-contractors other than due to an event of the type described above beyond the reasonable control of that person and occurring without the fault or negligence of that person;

         b any failure to obtain any export or import licence or other authorisation for which EOI is expressly responsible for obtaining under this Agreement other than where such a failure is caused by an event described above;

         c any act or omission (including delay) of an associate or affiliate of EOI or its sub-contractors unless due to an event of the type described above beyond the reasonable control of that person and occurring without the fault or negligence of that associate or affiliate;

         d lack of workers in the Territory, or other disruptions such as closure, curfew, acts of terrorism, actions regarding the "Intefada", and rainy days.

         EOIwarrants that it is not aware of any circumstances, which are likely to give rise to any labour strike, dispute or disturbance which may affect the performance of its obligations under this Agreement.

13.2 Neither party shall be responsible for delay in provision of Services or in performing any other obligation under this Agreement within the time limit required for such performance, due to Force Majeure affecting that party provided that notice thereof is given to the other party within 10 days after such event has occurred.

13.3 Upon the occurrence of Force Majeure, and with proper notice as set forth above, such schedule or time-limit for performance shall be

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         extended accordingly, provided that the party wishing to rely upon the
         Force Majeure event makes commercially reasonable efforts to minimise such delay. If the delay continues beyond a reasonable period, taking into account the requirements of Partner in relation to the delayed performance of any obligation under this Agreement, Partner may, upon notice of 30 days to EOI terminate this Agreement in whole or in part, without incurring any financial obligations towards EOI as a consequence of such termination.

13.4 EOI shall have the right to terminate this Agreement in the event that an event of Force Majeure prevents performance by Partner under this Agreement for a continuous period exceeding one year.

14.      TERM AND TERMINATION

14.1 This Agreement shall commence on its date of execution and terminate on the earlier of:

         a the period expiring 31 December, 2008 as that period may be extended by the written agreement of the parties from time to time;

         b     the date it is otherwise terminated in accordance with its terms.

14.2 This Agreement shall terminate in the event of termination of the Supply and Installation Contracts if Partner elects by a 90 days advance notice in writing to terminate this Agreement and/or upon [*] days advance notice in writing served by Partner at Partner's discretion.

14.3     If:

         a either Party commits any material breach of this Agreement and fails to remedy such breach if it is capable of remedy, within 30 days of written notice from the other Party of the same; setting out the nature of the breach or in the case of any amount payable by that Party fails to make payment within 20 days after such payment falls due for payment in the absence of a bona fide dispute as to that payment;

         b either Party becomes insolvent or if its financial position is such that within he framework of its national law, legal action leading towards insolvency has been taken against it by its creditors and is not dismissed within 60 days of its commencement and fails to rectify the position within 14 days after written notice from the other Party requiring it to do so;

         then, the other Party ("Terminating Party") may, subject to the provisions of this Clause, by notice in writing to the Party concerned, terminate this Agreement.

14.4 The rights of each Party under this Clause 14 are in addition to, and without prejudice to, or forfeiture of, any other rights or remedies that

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         either Party may have under this Agreement or at law as a consequence of any default by either Party under this Agreement.

14.5 Prior to either Party terminating this Agreement as a result of a failure to make payment under Clause 14.3(a) above, the Terminating Party must give notice in writing of its intention to do so no less than 5 days prior to the date upon which the Terminating Party proposes to terminate this Agreement, setting out its intention to terminate. A party claiming that there is a bona fide dispute for the purpose of that Clause must, within the 20 day period referred to in Clause 14.3(a), give written notice to the other Party setting out the nature of the dispute.

14.6 Termination under Clauses 13 and 14 shall be without prejudice to rights accrued to either Party prior to termination.

15.      PUBLICITY

         Neither Party shall advertise or publish any information related to this Agreement without the prior approval of the other Party, except that EOI may publish its appointment as contractor and the value of the Agreement.

16.      NOTICES

         All written notices required by this Agreement shall be furnished by hand delivery, registered post, telefax or electronic mail to the following addresses:

         If to EOI:

         17 Amal St., Afek Industrial Park, Rosh Ha'ayin 48092 Israel

         If to Partner:

         8 Amal St., Afek Industrial Park, Rosh Ha'ayin 48103 Israel

         All notices shall be confirmed and become effective only on receipt.

         Either Party may change its address by a notice to the other Party in the manner set forth above.

17.      LANGUAGE

         The English language shall be the language to be used in all documents and correspondence related to the execution of this Agreement.

18.      ASSIGNMENT

18.1 Subject to Sub-Clauses 18.3 and 18.4, neither party shall assign, either in whole or in part, this Agreement or any of its rights, duties or obligations thereunder to any person or entity, use it as capital to establish a company or any entity, or set up an association with another entity for its fulfillment, without prior express written approval of the other party.

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18.2     Notwithstanding any conditions under which either party ("Consentor")
         may, at its sole discretion, grant its approval, to any assignment by the other party ("Assignor") Assignor shall remain a guarantor to the Consentor of the performance in accordance with this Agreement and all applicable laws, of the assigned, or delegated duties and obligations.

18.3 Partner may assign all or part of the benefit of this Agreement (including this right of assignment) to:

         a its lenders or financial investors and to any person upon the exercise of a power of sale by such lender or financial investor.

         b     a purchaser of the business of Partner or part of that business;
               or

         c     any affiliate of Partner.

         Partner shall give prior notice of any assignment to EOI but shall not be required to seek the prior consent of EOI to that assignment.

18.4 EOI may assign all or part of the benefit of this Agreement to a member of the Ericsson Group, provided that EOI shall continue to be responsible for its obligations under this Agreement.

19.      SUBCONTRACTING

19.1 EOI may appoint Sub-contractors to execute any part of the Services subject to the following.

19.2 EOI must obtain the prior written approval of Partner to the identity of that Sub-contractor and the general terms of the Sub-contract (prices and fees will not be disclosed), Such approval not to be unreasonably withheld, and provided that such approval shall not be required in relation to the appointment of a member of the Ericsson Group as Sub-contractor provided further that EOI shall in any event be responsible for any act or omission of such Sub-contractor and the acts of such Sub-contractor shall be deemed to be acts of EOI for the purpose of this Agreement.

19.3 The Sub-contractor must enter into a written undertaking with Partner on terms reasonably acceptable to Partner if required by Partner.

19.4 EOI shall indemnify Partner and keep Partner indemnified against any claim by a Sub-contractor of EOI arising out of the execution of any part of the Services or arising out of this Agreement or the termination of this Agreement other than to the extent caused by the default of Partner. Sub-Clauses 12.5 and 12.6 shall not apply to this indemnity and this indemnity shall not be limited by that Clause provided however that this indemnity is subject to the following:

         a that without delay Partner informs EOI in writing of any such claim and gives EOI a reasonable opportunity to elect by notice in writing to Partner to defend or settle the claim (the "Election"). Partner may require that EOI shall give to Partner reasonable security for the payment by EOI of amounts due by EOI under this Clause as a

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               condition of the Election. If EOI makes such an Election, and subject to the grant of reasonable security as aforesaid, Partner will refrain from acting on account of such claims without the previous approval of EOI in writing (which approval may not be unreasonably withheld or delayed);

         b that Partner promptly informs the EOI in writing if legal action is taken on account of such claim and if EOI has made the Election, subject to the grant of reasonable security as referred to above, that EOI shall have full authority to the extent permitted by law to defend or settle the same through its counsel;

         c that if EOI makes the Election, and subject to the grant of reasonable security as referred to above, EOI is informed of all circumstances which may be of relevance in the legal action taken and Partner refrains from all steps in any legal action which may prejudice EOI and which Partner is permitted by law to refrain from taking.

         d In case EOI fails to act promptly against such claims or actions once it makes the Election, subject to the grant of reasonable security as referred to above, Partner shall have the right to take appropriate legal action and shall be repaid any expenses in so doing, including but not limited to the realisation of the reasonable security referred to above. If EOI exercises the Election, it shall keep Partner reasonably informed of the status of the claim and proceedings relating to the claim from time to time and shall provide Partner with documents and information reasonably requested relating to the same.

19.5 Each Party shall be liable to the other Party for the acts or omissions of its Sub-contractors and shall indemnify the other party and keep the other party indemnified from and against any and all claims, actions, proceedings, losses, liabilities and expenses arising from such acts or omissions.

20.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous negotiations, proposals, commitments, writings, oral statements, and understanding of any nature whatsoever concerning the subject matter hereof.

21.      HEADINGS

         The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

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22.      SEVERABILITY

         If any of the terms and conditions of this Agreement should be or become unenforceable for any cause or reason whatsoever, ensuing lack of enforceability shall not affect the other provisions hereof and in such event, the Parties shall endeavour to forthwith substitute said unenforceable provisions with new enforceable ones. The contents of the new provisions shall, to the utmost possible extent, closely correspond to the legal and commercial contents of the old terms and conditions.

23.      GOVERNING LAW AND DISPUTE RESOLUTION

23.1 This Agreement shall be governed by and construed in accordance with the substantive laws of Israel.

23.2 All disputes, differences or questions between the Parties with respect to any matter arising out of or relating to this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, in Tel Aviv, Israel, by three (3) arbitrators appointed in accordance with the said Rules ("the Arbitrators") and the proceedings shall be conducted in the English language, or such other language the Parties agree on.

         The Arbitrators shall not be bound by the rules of evidence or procedure in conducting any arbitration hereunder, but shall have to provide the Parties with a reasoned opinion in writing. The parties shall bear equally the costs of such arbitration, unless otherwise determined by the Arbitrators.

23.3 The Arbitrator's determination shall be conclusive and binding upon the parties. All awards may if necessary be enforced by any court having jurisdiction in the same manner as a judgement in such court. This Clause 23 shall constitute an arbitration agreement and shall survive any termination of this Agreement.

23.4 EOI shall procure from each of its Subcontractors, their consent and agreement to be bound by the foregoing arbitration agreement, and to participate as a party at any such proceedings upon demand by the EOI or Partner.

23.5 Disclosure of any Confidential Information in the course of arbitral proceedings shall not derogate from either Party's confidentiality obligations. Such Confidential Information shall continue to be Confidential Information, subject to the Parties confidentiality obligations. The Parties undertake and agree that all arbitral proceedings conducted under this Article, and the results thereof, shall be kept strictly confidential in accordance with their confidentiality obligations.

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24       WAIVERS AND REMEDIES

         No failure or delay on the part of either Party in exercising any right, power or remedy hereunder, shall operate as a waiver of any such right, remedy or power. Any approval or consent given by either Party, shall not constitute a binding precedent or create any operative custom between the Parties, nor constitute acceptance by that Party of any liability with respect to the subject-matter of such approval or consent, except as expressly sated herein. Any amendment of this Agreement, and any waiver on the part of any Party of any provision of this Agreement, shall be effective only if expressly made in writing, in accordance with the terms hereof.

25       AMENDMENTS

         No provision of this Agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the Parties.

26       SURVIVAL

         Provisions contained in this Agreement that are expressed or by their sense and context are intended to survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

         This Agreement has been duly signed by the Parties in two (2) originals of which the Parties have taken one (1) each.

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                          For and on behalf of:

                          Partner Communications Company Limited    "Partner"

                          ______________________________            Signature
                          ______________________________            Name Printed
                          ______________________________            Position
                          ______________________________            Date

                          For and on behalf of:

                          LM Ericsson Israel Ltd.                   "EOI"

                          ______________________________            Signature
                          ______________________________            Name Printed
                          ______________________________            Position
                          ______________________________            Date